SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant ☒   Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Section 240.14a-12

AVIALL, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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Aviall, Inc.

Notice of 2004 Annual Meeting

and Proxy Statement

April 28, 2004

Dear Aviall Stockholders:

You are cordially invited to attend our Annual Meeting of Stockholders to be held at 11:00 a.m. (local time) on Friday, June 18, 2004, at the Four Seasons Resort and Club, 4150 N. MacArthur Boulevard, Irving, Texas 75038. All stockholders of record as of April 23, 2004 are entitled to vote at the Annual Meeting.

The proposals to be acted upon at the meeting are the following:

•	the election of directors;

•	the approval of an amendment to the Aviall, Inc. Amended and Restated 1998 Directors Stock Plan to increase the number of shares of common stock authorized to be issued under the plan; and

•	the approval of an amendment to the Aviall, Inc. 1998 Stock Incentive Plan to increase the number of shares of common stock authorized to be issued under the plan and to remove a restriction in the plan that no more than 20% of the shares available for issuance under the plan may be issued as Restricted Shares, Deferred Shares or Performance Shares, as defined in the plan.

I hope you will carefully read the information regarding these proposals, which is included in the accompanying Proxy Statement, and vote your shares for each proposal.

It is important that your shares be represented at the meeting. Accordingly, even if you plan to attend the Annual Meeting in person, please complete, sign, date and promptly return the enclosed proxy card in the postage-prepaid envelope or use the telephone or Internet voting procedures prior to the Annual Meeting. If you attend the meeting and wish to vote in person, you may withdraw your proxy and vote in person. Your prompt consideration is greatly appreciated.

Sincerely,

Paul E. Fulchino

Chairman, President and Chief Executive Officer

AVIALL, INC.

2750 Regent Boulevard

DFW Airport, Texas 75261

(972) 586-1000

NOTICE OF 2004 ANNUAL MEETING OF STOCKHOLDERS

To Be Held June 18, 2004

To the Stockholders of Aviall, Inc.:

The 2004 Annual Meeting of Stockholders (the “Annual Meeting”) of Aviall, Inc. (the “Company”) will be held at 11:00 a.m. (local time) on Friday, June 18, 2004, at the Four Seasons Resort and Club, 4150 N. MacArthur Boulevard, Irving, Texas 75038, for the following purposes:

(i) To elect three directors to serve until the 2007 Annual Meeting of Stockholders and until their successors are duly elected and qualified;

(ii) To approve an amendment to the Aviall, Inc. Amended and Restated 1998 Directors Stock Plan, as amended (the “Directors Stock Plan”), to increase the number of shares of the Company’s common stock authorized for issuance under the Directors Stock Plan by 150,000 shares;

(iii) To approve an amendment to the Aviall, Inc. 1998 Stock Incentive Plan, as amended (the “1998 Stock Incentive Plan”), to increase the number of shares of the Company’s common stock authorized for issuance under the 1998 Stock Incentive Plan by 1,350,000 shares and to remove a restriction in the 1998 Stock Incentive Plan that no more than 20% of the shares available for issuance under the 1998 Stock Incentive Plan may be issued as Restricted Shares, Deferred Shares or Performance Shares, as defined in the 1998 Stock Incentive Plan; and

(iv) To transact such other business as may properly come before the Annual Meeting or any adjournment(s) or postponement(s) thereof.

The Board of Directors has fixed the close of business on April 23, 2004 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting or any adjournment(s) or postponement(s) thereof. Only stockholders of record on April 23, 2004 are entitled to notice of, and to vote at, the Annual Meeting or any adjournment(s) or postponement(s) thereof. A complete list of stockholders entitled to vote at the Annual Meeting will be available for examination at the Company’s principal offices located at 2750 Regent Boulevard, DFW Airport, Texas 75261, for a period of ten days prior to the Annual Meeting. This list of stockholders will also be available for inspection at the Annual Meeting and may be inspected by any stockholder for any purpose germane to the Annual Meeting.

By Order of the Board of Directors,

Jeffrey J. Murphy

Senior Vice President, Law & Human Resources,

Secretary and General Counsel

Dallas, Texas

April 28, 2004

YOUR VOTE IS IMPORTANT. WE ENCOURAGE YOU TO COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY CARD, OR USE THE TELEPHONE OR INTERNET VOTING PROCEDURES PRIOR TO THE ANNUAL MEETING TO ENSURE THAT YOUR SHARES WILL BE REPRESENTED AND VOTED AT THE ANNUAL MEETING EVEN IF YOU CANNOT ATTEND. IF YOU ATTEND THE ANNUAL MEETING AND WISH TO VOTE IN PERSON, YOU MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON. YOUR PROMPT COOPERATION IS GREATLY APPRECIATED.

AVIALL, INC.

2750 Regent Boulevard

DFW Airport, Texas 75261

PROXY STATEMENT

SOLICITATION AND VOTING OF PROXIES

This Proxy Statement is being provided to you in connection with the solicitation of proxies to be voted at the 2004 Annual Meeting of Stockholders (the “Annual Meeting”) of Aviall, Inc. (the “Company”) to be held at 11:00 a.m. (local time) on Friday, June 18, 2004, at the Four Seasons Resort and Club, 4150 N. MacArthur Boulevard, Irving, Texas 75038. Proxies are being solicited on behalf of the Board of Directors of the Company. This Proxy Statement and the enclosed proxy card are first being mailed on or about May 6, 2004 to holders of the Company’s capital stock entitled to vote at the Annual Meeting.

A Proxy Committee will vote the shares represented by each proxy card returned to the Company. The members of the Proxy Committee are Colin M. Cohen, Jacqueline K. Collier and Jeffrey J. Murphy. Where a stockholder’s proxy specifies a choice with respect to a matter, the Proxy Committee will vote such stockholder’s shares in accordance with the instructions contained therein. If no specification is made, the shares will be voted FOR the election of the director nominees identified herein, FOR the approval of the amendment to the Aviall, Inc. Amended and Restated 1998 Directors Stock Plan, as amended (the “Directors Stock Plan”), and FOR the approval of the amendment to the Aviall, Inc. 1998 Stock Incentive Plan, as amended (the “1998 Stock Incentive Plan”).

Any stockholder who executes and returns a proxy may revoke such proxy at any time before it is voted by (i) notifying the Secretary of the Company in writing at P.O. Box 619048, DFW Airport, Texas 75261, (ii) granting a subsequent proxy or (iii) appearing in person and voting at the Annual Meeting. Attendance at the Annual Meeting will not in and of itself constitute revocation of a proxy.

Stockholders may vote on the matters to be considered at the Annual Meeting by any one of the following means:

•	Vote by Mail. To vote by mail, complete, sign and date the enclosed proxy card and return it in the enclosed envelope.

•	Vote by Telephone. To vote by telephone, (i) call the following telephone number toll-free on a touch-tone telephone: 1-877-779-8683 and (ii) follow the instructions given to you over the telephone.

•	Vote over the Internet. To vote over the Internet, (i) visit http://www.eproxyvote.com/avl and (ii) follow the instructions given to you over the Internet.

•	Vote in Person. To vote in person, (i) attend the Annual Meeting in person and (ii) follow the instructions given to you at the Annual Meeting.

The Company has retained Morrow & Co., Inc. to aid in the solicitation of proxies. It is estimated that the cost of these services will be approximately $8,500 plus expenses. The Company will bear the entire cost of soliciting proxies. In addition to the solicitation of proxies by mail, proxies may also be solicited by telephone, telegram or personal communication by officers and regular employees of Morrow & Co., Inc. and the Company.

PROCEDURES FOR THE ANNUAL MEETING

The presence, in person or by proxy, of the holders of a majority of the votes entitled to vote at the Annual Meeting will constitute a quorum for the transaction of business at the Annual Meeting. If a quorum is not present in person or represented by proxies at the Annual Meeting, the stockholders entitled to vote who are present in person or represented by proxies will have the power to adjourn the Annual Meeting from time to time, without notice (other than by announcement at the Annual Meeting) until a quorum is present in person or represented by proxies. At any such adjourned meeting at which a quorum is present in person or represented by proxies, any business may be transacted that might have been transacted at the original Annual Meeting. If, and when, a quorum is present in person or represented by proxies at the Annual Meeting or any adjournment thereof, the stockholders present in person and represented by proxies at the Annual Meeting may continue to transact business until adjournment, notwithstanding the withdrawal of stockholders from the Annual Meeting who were counted in determining the existence of a quorum.

Business at the Annual Meeting will be conducted in accordance with the procedures determined by the Chairman of the Annual Meeting and will be limited to matters properly brought before the Annual Meeting pursuant to the procedures set forth in the Company’s Amended and Restated By-Laws. Those procedures include the requirement that any stockholder who desires either to bring a stockholder proposal before the Annual Meeting or to nominate a person for election as a director at the Annual Meeting must give written notice to the Company with respect to the proposal or nominee prior to the Annual Meeting. The Chairman of the Annual Meeting may decline to acknowledge any stockholder proposal or any nomination for director not made in accordance with these procedures.

The Board of Directors does not anticipate that any matter other than those described in this Proxy Statement will be brought before the Annual Meeting. If, however, other matters are properly brought before the Annual Meeting, proxies will be voted by the Proxy Committee in accordance with their judgment.

RECORD DATE AND VOTING STOCK

April 23, 2004 has been set as the record date for the purpose of determining the stockholders entitled to notice of, and to vote at, the Annual Meeting. Only holders of the Company’s common stock, par value $0.01 per share (“Common Stock”), at the close of business on the record date are entitled to notice of, and to vote at, the Annual Meeting or any adjournment(s) or postponement(s) of the Annual Meeting.

As of the record date, there were 32,184,177 shares of Common Stock outstanding. Each outstanding share of Common Stock is entitled to one vote for each director to be elected and upon any other matter to be brought before the stockholders at the Annual Meeting.

The presence in person or by proxy of the holders of a majority of the shares of Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum. Abstentions and broker non-votes will be included in determining the number of votes present in person or represented by proxy at the Annual Meeting for purposes of determining whether a quorum exists.

With respect to the election of directors, the affirmative vote of a majority of the votes cast at the Annual Meeting and entitled to vote for the election of directors is required to approve the election of each of the director nominees, assuming a quorum is present in person or represented by proxy. Votes may be cast in favor of each of the nominees or withheld for any nominee. Votes that are withheld for any nominee will have the same effect as a vote “AGAINST” such nominee. Approval of the amendment to the Directors Stock Plan and approval of the amendment to the 1998 Stock Incentive Plan require the affirmative vote of a majority of the votes cast at the Annual Meeting and entitled to vote on the matters, assuming a quorum is present in person or represented by proxy. Abstentions and broker non-votes will not be counted either in favor of or against these proposals. Under the rules of the New York Stock Exchange, brokers holding stock for the accounts of their clients who have not given them specific voting instructions are not allowed to vote client proxies on both Proposals No. 2 and 3 (relating to the amendment to the Directors Stock Plan and the 1998 Stock Incentive Plan).

PARTICIPANTS IN THE AVIALL EMPLOYEES’ SAVINGS PLAN

If a stockholder is a participant in the Aviall, Inc. Employees’ Savings Plan and holds shares of Common Stock in the savings plan, the proxy card represents the number of whole shares of Common Stock held for the benefit of the participant in the savings plan as well as any shares of Common Stock registered in the participant’s name. Thus, a proxy card for such a participant grants a proxy for shares of Common Stock registered in the participant’s name and serves as a voting instruction for the trustees of the savings plan or the account in the participant’s name to the extent it represents whole shares in the savings plan. Information as to the voting instructions given by individuals who are participants in the savings plan will not be disclosed to the Company.

ELECTION OF DIRECTORS

(Proposal No. 1)

The Board of Directors currently has nine members, consisting of three classes of three directors each serving staggered three-year terms. Donald R. Muzyka, Jonathan M. Schofield and Peter J. Clare are currently serving terms that expire at the Annual Meeting. The Board of Directors has nominated Dr. Muzyka and Messrs. Schofield and Clare to continue to serve as directors until the Company’s 2007 Annual Meeting of Stockholders and until their successors are duly elected and qualified.

The following table presents information concerning persons nominated for election as directors of the Company and for those directors whose terms of office continue after the Annual Meeting.

The persons named in the proxy will vote FOR the nominees listed below except where authority has been withheld.

NOMINEES FOR DIRECTOR

FOR A TERM EXPIRING AT THE ANNUAL MEETING IN 2007

DONALD R. MUZYKA Retired President and Chief Executive Officer of Special Metals Corporation Member—Audit Committee	Dr. Muzyka, age 65, has been a director of the Company since 1994. He served as President and Chief Executive Officer of Special Metals Corporation from October 1996 until his retirement in August 2000. He served as President and Chief Operating Officer of Special Metals Corporation from January 1990 to October 1996.

JONATHAN M. SCHOFIELD Retired Chairman of Airbus Industrie of North America Member—Nominating and Governance Committee	Mr. Schofield, age 63, has been a director of the Company since 2001. From December 1992 until his retirement in March 2001, Mr. Schofield served as Chairman of the Board of Airbus Industrie of North America, Inc., a subsidiary of Airbus Industrie, a manufacturer of large civil aircraft. From December 1992 until March 2000, he also served as Chief Executive Officer of Airbus Industrie of North America, Inc. Mr. Schofield is a director of B/E Aerospace, Inc. and SS&C Technologies, Inc. He is also a trustee of LIFT Trust.

PETER J. CLARE Managing Director of The Carlyle Group Chairman—Compensation Committee

Mr. Clare, age 39, has been a director of the Company since December 2001. He currently serves as a Managing Director of The Carlyle Group. From 1997 to 1999, Mr. Clare served as a Principal of The Carlyle Group, and from 1995 to 1997 as a Vice President of The Carlyle Group. Mr. Clare was previously with First City Capital, a private investment group, and also worked at Prudential-Bache. Mr. Clare is a director of KorAm Bank, United Defense Industries, Inc. and several privately-held companies.

DIRECTORS WHOSE TERMS EXPIRE AT THE ANNUAL MEETING IN 2005

RICHARD J. SCHNIEDERS Chairman and Chief Executive Officer of SYSCO Corporation Member—Compensation Committee	Mr. Schnieders, age 56, has been a director of the Company since 1997. He has served as Chairman and Chief Executive Officer of SYSCO Corporation since January 2003. Mr. Schnieders served as President of SYSCO Corporation from July 2000 to January 2003 and as its Chief Operating Officer from January 2000 to January 2003. He served as an Executive Vice President of SYSCO Corporation from January 1999 to July 2000. Mr. Schnieders is a director of SYSCO Corporation, where he has been employed since 1982.

BRUCE N. WHITMAN President of FlightSafety International, Inc. Chairman—Nominating and Governance Committee Member—Compensation Committee	Mr. Whitman, age 70, has been a director of the Company since 1998. Mr. Whitman became President of FlightSafety International, Inc., in 2003. From 1962 until 2003, he served as Executive Vice President of FlightSafety. He has also served as a director of FlightSafety since 1962. Mr. Whitman is also a director of Megadata Corporation, The General Aviation Manufacturers Association, The Congressional Medal of Honor Foundation and The Smithsonian National Air and Space Museum. He is a member of the Board of Governors of the Civil Air Patrol and a trustee of Kent School and the National D-Day Museum.

ALLAN M. HOLT Managing Director of The Carlyle Group Member—Nominating and Governance Committee

Mr. Holt, age 52, has been a director of the Company since December 2001. He currently serves as a Managing Director of The Carlyle Group. Mr. Holt joined The Carlyle Group in 1991. Mr. Holt was previously with Avenir Group, a private investment and advisory group. From 1984 to 1987, Mr. Holt was Director of Planning and Budgets at MCI Communications Corporation. Mr. Holt is a director of United Defense Industries, Inc. and several privately-held companies.

DIRECTORS WHOSE TERMS EXPIRE AT THE ANNUAL MEETING IN 2006

ALBERTO F. FERNANDEZ Retired Chairman and Chief Executive Officer of Construcciones Aeronauticas, S.A. Member—Audit Committee	Mr. Fernandez, age 55, has been a director of the Company since August 2002. Prior to his retirement in May 2002, Mr. Fernandez served as Chairman and Chief Executive Officer of Construcciones Aeronauticas, S.A. (CASA), the premiere aerospace producer in Spain. From 2000 to 2002, Mr. Fernandez also served as head of the military transport aircraft division of the European Aeronautic, Defence and Space Company (EADS). He was also a member of the Executive Committee at EADS and a director of Airbus Industrie. From 2001 to 2002, Mr. Fernandez also served as President of Airbus Military Company. Prior to his appointment as Chief Executive Officer of CASA, Mr. Fernandez served as Senior Vice President of Administration, Finance and Purchasing of Airbus Industrie and before that he held several other executive positions with CASA.

PAUL E. FULCHINO Chairman, President and Chief Executive Officer of Aviall, Inc.	Mr. Fulchino, age 57, has been a director of the Company since 2000. He has served as Chairman of the Board of Directors, President and Chief Executive Officer of the Company since January 2000. From 1996 to 1999, Mr. Fulchino was President and Chief Operating Officer of B/E Aerospace, Inc., a leading supplier of aircraft cabin interior products and services. From 1990 to 1996, Mr. Fulchino served in the capacities of President and Vice Chairman of Mercer Management Consulting, Inc., an international general management consulting firm. Mr. Fulchino is a director of MedSource Technology, Inc., a member of the President’s Advisory Board of Embry-Riddle Aeronautical University, and a director of several privately-held companies.

ARTHUR E. WEGNER Retired Executive Vice President of Raytheon Company Chairman—Audit Committee

Mr. Wegner, age 66, has been a director of the Company since 2000. He served as Executive Vice President of Raytheon Company and Chairman of Raytheon Aircraft Company, a subsidiary of Raytheon Company, from January 2000 until his retirement in August 2000. Prior to assuming that position, Mr. Wegner was an Executive Vice President of Raytheon Company and Chairman and Chief Executive Officer of Raytheon Aircraft Company.

The Board of Directors recommends a vote FOR the election of each of the nominees for director named above.

BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD OF DIRECTORS

Board of Directors

Membership. The number of directors comprising the Board of Directors is nine. The current members of the Board of Directors who were previously elected by the holders of Common Stock are Messrs. Fernandez, Fulchino, Schnieders, Wegner, Whitman and Dr. Muzyka. Mr. Schofield was appointed by the members of the Board of Directors to fill a vacancy on the Board of Directors in January 2001. On June 12, 2003, affiliates of The Carlyle Group (the “Carlyle Investors”) converted all of the Company’s outstanding shares of Series D Senior Convertible Participating Preferred Stock, par value $0.01 per share (the “Series D Redeemable Preferred Stock”) into 11,100,878 shares of Common Stock. Contemporaneous with the conversion, the Board of Directors increased the size of the Board of Directors by two members and appointed Mr. Clare to the class of directors with terms expiring at the Annual Meeting and Mr. Holt to the class of directors with terms expiring at the Company’s 2005 Annual Meeting of Stockholders. Prior to the conversion, Messrs. Clare and Holt were designated directors of the Series D Redeemable Preferred Stock. See “Certain Relationships and Related Transactions.”

Independence. The Board of Directors has determined that each of the directors, except Mr. Fulchino, meets the independence requirements of the New York Stock Exchange, the rules and regulations of the Securities and Exchange Commission (the “SEC”) and the Company’s Corporate Governance Guidelines.

Meetings. During 2003, the Board of Directors held eight meetings. During 2003, each director attended at least 75% of the meetings held by the Board of Directors and the respective committees of the Board of Directors of which such director was a member.

The Company’s directors are encouraged to attend our annual meetings of stockholders. In 2003, seven members of the Board of Directors attended the 2003 Annual Meeting of Stockholders.

Committees of the Board of Directors

General. During 2003, the committees of the Board of Directors consisted, and currently consist, of the Audit Committee, the Compensation Committee and the Nominating and Governance Committee. All committees of the Board of Directors are composed exclusively of directors of the Company.

Each committee operates under a formal charter and in accordance with the Company’s Corporate Governance Guidelines. During 2003, the Board of Directors adopted revised Corporate Governance Guidelines and a revised Audit Committee Charter, Compensation Committee Charter and Nominating and Governance Committee Charter. Each charter and the Corporate Governance Guidelines are available on the Company’s website at http://www.aviall.com under “Investor Relations,” and are also available in print to any stockholder by written request made to Aviall, Inc., Attention: Investor Relations, P.O. Box 619048, DFW Airport, Texas 75261.

The Board of Directors has determined that all voting members of the committees of the Board of Directors meet the independence requirements of the New York Stock Exchange, the rules and regulations of the SEC, the Company’s Corporate Governance Guidelines and the relevant committee charter.

Audit Committee. The Company has a separately-designated standing Audit Committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended. During 2003, the voting members of the Audit Committee were, and currently are, Messrs. Wegner (Chairman) and Fernandez and Dr. Muzyka. The Board of Directors is currently in the process of searching for an “audit committee financial expert” as defined in applicable SEC rules and regulations, and as such, has not yet designated an audit committee financial expert on the Audit Committee. The Company believes, however, that the members of the

Audit Committee possess the experience and qualifications necessary to review and monitor effectively the Company’s financial statements and accounting policies and to handle all other matters as delegated to the Audit Committee by the Board of Directors. The Audit Committee met twelve times in 2003.

The Audit Committee assists the Board of Directors in fulfilling its oversight responsibilities relating to the integrity of the Company’s financial statements, the Company’s compliance with legal and regulatory requirements, the independent auditor’s qualifications and independence and the performance of the Company’s internal audit function and independent auditor. Accordingly, the Audit Committee is responsible for:

•	the appointment, compensation, retention and oversight of the work of the independent auditor;

•	approving or pre-approving audit and non-audit engagements of the Company’s independent auditor;

•	reviewing the independence of the independent auditor;

•	reviewing the conduct and results of the annual audit of the Company;

•	reviewing the Company’s annual and interim financial statements;

•	resolving disagreements with management and the independent auditor regarding financial reporting;

•	reviewing the Company’s policies with respect to risk assessment and risk management;

•	reviewing the internal audit plans and internal audit reports;

•	reviewing systems of internal accounting controls;

•	reviewing compliance with the Company’s Code of Business Conduct and Ethics as well as compliance with major regulatory requirements; and

•	establishing procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters.

Compensation Committee. During 2003, the members of the Compensation Committee were, and currently are, Messrs. Clare (Chairman), Whitman and Schnieders. The Compensation Committee met five times during 2003.

The Compensation Committee assists the Board of Directors in setting the compensation of the Company’s executive officers, including cash and stock compensation programs, benefits and other programs. Accordingly, the Compensation Committee is responsible for:

•	approving and reviewing with the Board of Directors executive compensation philosophy and objectives;

•	evaluating the performance of the Chief Executive Officer in light of approved goals and objectives;

•	determining and approving the compensation of the Chief Executive Officer;

•	evaluating the top four paid senior officers’ performances, not including the Chief Executive Officer, in light of approved goals and objectives;

•	reviewing and recommending changes to existing incentive compensation and equity-based plans and recommending any new plans;

•	recommending appointments, salary changes, incentive plan payouts, stock grants and employment agreements for senior executives and evaluating performance;

•	approving appointments, salary changes, incentive plan payouts, stock grants and employment agreements for all other officers and evaluating performance;

•	approving the executive severance policy for the Company;

•	developing and overseeing an assessment of management and making recommendations to the Board regarding the assessment; and

•	preparing on an annual basis a report relating to succession planning for management.

Nominating and Governance Committee. During 2003, the Nominating and Governance Committee was, and currently is, comprised of Messrs. Whitman (Chairman), Schofield and Holt. The Nominating and Governance Committee met four times in 2003. The Nominating and Governance Committee acted unanimously in recommending the nomination of the directors in Proposal One, subject to stockholder approval.

The Nominating and Governance Committee identifies individuals qualified to become members of the Board of Directors, recommends to the Board of Directors the nominees for director in connection with the Company’s Annual Meeting of Stockholders, and reviews and recommends modifications to the Corporate Governance Guidelines. Accordingly, the Nominating and Governance Committee is responsible for:

•	reviewing and recommending candidates to serve on the Board of Directors;

•	evaluating the qualifications of each candidate for election to the Board of Directors against the “independence” requirements set forth in the Corporate Governance Guidelines and the criteria for Board of Director membership as established by the Nominating and Governance Committee;

•	reviewing and recommending the slate of directors to be nominated for election at the Company’s Annual Meeting of Stockholders;

•	reviewing qualifications for membership on all committees of the Board of Directors;

•	advising the full Board of Directors on all matters concerning directorship practices;

•	maintaining, and recommending to the full Board of Directors modifications or amendments to, the Company’s Corporate Governance Guidelines;

•	overseeing the establishment, review and maintenance of an orientation program for the Company’s new directors;

•	developing and overseeing an annual self-assessment of the full Board of Directors;

•	reviewing the compensation paid to non-management directors and recommending any appropriate changes to such compensation to the full Board of Directors; and

•	reassessing, on at least an annual basis, the adequacy of the Nominating and Governance Committee’s charter, the Company’s Corporate Governance Guidelines and the Company’s Code of Business Conduct and Ethics.

Process of Identifying and Evaluating Director Nominees

The Nominating and Governance Committee regularly assesses the appropriate size of the Board of Directors and whether any vacancies on the Board of Directors are expected due to retirement, new SEC or New York Stock Exchange regulations or otherwise. In the event that vacancies are anticipated or otherwise arise, the committee considers various potential candidates for director that come to the attention of the committee through the current Board of Director members, stockholders (as described below) or other persons. The Nominating and Governance Committee is currently searching for an “audit committee financial expert” to be placed on the Board of the Directors and the Audit Committee.

The Nominating and Governance Committee has the sole authority to retain a search firm to help the committee fulfill its responsibility of identifying candidates for board membership. The Nominating and Governance Committee also has the authority to approve any such firm’s reasonable fees and other terms of retention.

Candidates for the Board of Directors are evaluated at regular or special meetings of the Nominating and Governance Committee throughout the year, and each candidate (whether identified by the committee, by the Company’s stockholders or otherwise) will be evaluated using the same standards and in the same manner by the Nominating and Governance Committee.

If, based on the Nominating and Governance Committee’s initial evaluation, a candidate continues to be of interest to the Nominating and Governance Committee, the chairman of the Nominating and Governance Committee will interview the candidate and communicate the chairman’s evaluation to the other members of the Nominating and Governance Committee and the Chairman of the Board of Directors, President and Chief

Executive Officer. Later reviews may be conducted by other members of the Nominating and Governance Committee and senior management. Ultimately, background and reference checks will be conducted and the Nominating and Governance Committee will meet to finalize its list of recommended candidates for consideration by the Board of Directors.

The nomination process described above and the minimum criteria for nominating directors described below is intended to provide a flexible set of guidelines for the effective functioning of the Company’s director nomination process. The Nominating and Governance Committee intends to review the nomination process and minimum criteria for nominating directors at least annually and anticipates that modifications will be necessary from time to time as the Company’s needs and circumstances evolve, and as applicable legal or listing standards change. The Nominating and Governance Committee may amend the nomination process and minimum criteria for nominating directors at any time.

All directors standing for election at the 2004 Annual Meeting of Stockholders are directors currently serving on the Board of Directors who were recommended by the Nominating and Governance Committee and were approved by a majority of the independent directors on the Board of Directors.

Minimum Criteria for Nominating Directors

The Nominating and Governance Committee Charter sets forth certain specific, minimum qualifications that an individual must possess to be recommended by the Nominating and Governance Committee to the full Board of Directors. Candidates nominated for election or reelection to the Board of Directors by the committee must:

•	possess high personal and professional ethics, integrity and values, an independent mind and mature judgment;

•	have the depth of experience and the availability to perform as a member of the Board of Directors, along with a balance of business interests and experience comparable to, or exceeding, the Company’s incumbent or other nominated directors;

•	possess any required expertise then needed on the Board of Directors or one of its committees; and

•	be prepared to participate fully in Board of Director activities, including active membership on one or more Board of Director committees and attendance at, and active participation in, meetings of the Board of Directors and any committee of which he or she is a member.

The above criteria are simply minimum qualifications and, ultimately, the Nominating and Governance Committee will recommend to the full Board of Directors individuals who the Nominating and Governance Committee believes will be effective, along with the other members of the Board of Directors, in serving the long-term interests of the Company’s stockholders. Candidates are also evaluated based on their background and the need for any required expertise on the full Board of Directors or one of its committees at any particular time.

Stockholder Recommendations of Director Candidates to the Nominating and Governance Committee

As discussed above, the Nominating and Governance Committee will consider individuals recommended by the Company’s stockholders to serve on the Board of Directors. Stockholders who wish to recommend individuals for consideration by the Nominating and Governance Committee may do so by submitting a written recommendation to: Director Nominations, c/o Corporate Secretary at P.O. Box 619048, DFW Airport, Texas 75261.

Submissions must include:

•	the name and address, as they appear in the Company’s records, of the record stockholder recommending such individual and the name and address of the beneficial owner, if any, on whose behalf the recommendation is made;

•	the class and number of shares of the Company’s capital stock that are owned of record and beneficially by such record stockholder and by the beneficial owner, if any, on whose behalf the recommendation is made; and

•	all information regarding the proposed nominee that would be required to be included in a proxy statement soliciting proxies for the proposed nominee.

The submission must be accompanied by a written consent of the individual recommended to stand for election if nominated by the Board of Directors and to serve if elected by the Company’s stockholders. In accordance with the Company’s Amended and Restated By-Laws, recommendations for nominations for our 2005 Annual Meeting of Stockholders must be received not more than 90 days nor less than 70 days before the first anniversary of the Annual Meeting, to assure time for meaningful consideration and evaluation of all potential nominees by the Nominating and Governance Committee. In the event that the date set for the Company’s 2005 Annual Meeting of Stockholders is advanced by more than 20 days or delayed by more than 70 days from the anniversary date of the Annual Meeting, notice by a stockholder to be timely must be delivered not more than the 90 days prior to the Company’s 2005 Annual Meeting of Stockholders and not later than (i) the close of business on the later of the 70th day prior to the Company’s 2005 Annual Meeting of Stockholders or (ii) the 10th day following the day on which public announcement of the date of the Company’s 2005 Annual Meeting of Stockholders is first made.

Stockholder Communications with Board of Directors and Committees

Any stockholder who desires to make his or her concerns known to an individual director, a committee of the Board of Directors, the non-management directors or the entire Board of Directors may do so by mail to: Board of Directors at P.O. Box 619048, DFW Airport, Texas 75261. The Company’s Secretary will forward all stockholder communications, other than communications that are not properly directed or are deemed frivolous, to the director, specific committee, non-management directors or the entire Board of Directors, as requested in the communication.

Any communications to the Company from one of the Company’s officers or directors will not be considered “stockholder communications.” Communications to the Company from one of the Company’s employees or agents will only be considered “stockholder communications” if they are made solely in such employee’s or agent’s capacity as a stockholder. Any stockholder proposal submitted pursuant to Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended, will not be viewed as “stockholder communications.”

Executive Sessions

Pursuant to the Company’s Corporate Governance Guidelines, the non-management directors of the Company meet at regularly scheduled executive sessions outside the presence of Company management. The Chairman of such executive sessions is designated by vote of the non-management directors and functions as the presiding director at each executive session on an annual basis.

Code of Business Conduct and Ethics

The Company has adopted a Code of Business Conduct and Ethics for directors, officers (including the Company’s principal executive officer, principal financial officer and controller) and employees. The Code of Business Conduct and Ethics is available on the Company’s website at http://www.aviall.com under “Investor Relations,” and is available in print to any stockholder by written request made to Aviall, Inc., Attention: Investor Relations, P.O. Box 619048, DFW Airport, Texas 75261.

COMPENSATION OF DIRECTORS

Directors who are not employees of the Company (“outside directors”) are entitled to receive an annual retainer of $24,375 (the “Annual Retainer”). In addition, outside directors received $1,000 for each Board of Directors or committee meeting they attended in 2003 prior to March 28. Beginning March 28, 2003, outside directors received $750 for each Board of Directors or committee meeting they attended telephonically and $1,500 for each Board of Directors or committee meeting they attended in person. Beginning March 28, 2003, outside directors who served as chairman of a standing committee received an additional $5,000 per committee that they chaired. Directors who are employees of the Company or any of its subsidiaries do not receive any fees for serving on the Board of Directors. Directors are also reimbursed for expenses incurred in attending meetings of the Board of Directors or any committees thereof.

Directors who are not employees of the Company are eligible to participate in the Directors Stock Plan. Under the Directors Stock Plan, each eligible director may make an election to receive shares of restricted Common Stock in lieu of the Annual Retainer. All eligible directors, other than Dr. Muzyka, participated in the Directors Stock Plan during 2003 in connection with the payment of their respective Annual Retainers. The number of shares of Common Stock granted to a participant in the Directors Stock Plan is the nearest number of whole shares of Common Stock which can be purchased for $30,000 (the “Share Value”), based on the mean of the highest and lowest sale price for the Common Stock on the grant date as reported on the New York Stock Exchange. In the event that there is an increase or decrease in the Annual Retainer, the Share Value adjusts automatically so that the ratio between the Share Value and the Annual Retainer is maintained. Effective as of January 2004, shares of Common Stock granted under the Directors Stock Plan are granted automatically on the first New York Stock Exchange trading day in February of each calendar year to each eligible director who has elected to participate in the Directors Stock Plan at least six months prior to that date.

A director who receives a grant of shares of Common Stock pursuant to the Directors Stock Plan is entitled to receive dividends on, and to vote, such shares. Effective as of January 2004, a director’s ownership rights in such shares do not vest until eleven months after the date of grant and then only if the director has continuously served on the Board of Directors during such eleven-month period. However, a participating director who has completed a full term of service prior to the end of the eleven-month period following the date of grant, or whose service during such eleven-month period was interrupted due to death or disability, will be vested in a pro rata number of such shares. In the event of a Change of Control (as defined in the Directors Stock Plan), all shares previously granted to participating directors shall immediately vest.

Effective as of January 2004, outside directors are eligible to receive options to purchase up to 5,000 shares of Common Stock under the Directors Stock Plan on the first New York Stock Exchange trading day in February of each calendar year. Each grant of options to purchase shares of Common Stock pursuant to the Directors Stock Plan becomes exercisable in full on a date or dates not less than eleven months nor more than five years from the date of grant, so long as the director has served continuously on the Board of Directors during such period. In the event of the death or disability of a director, all outstanding options shall become exercisable in full and may be exercised at any time within one year after such director’s death or disability. If a director’s service terminates for a reason other than death or disability, the outstanding options may be exercised to the extent that they would be exercisable on the date that is eleven months and one day after the date of such termination and shall expire eleven months and one day after such termination. However, in the event of a Change in Control (as defined in the Directors Stock Plan), all grants of options to purchase shares of Common Stock pursuant to the Directors Stock Plan shall become immediately exercisable. On July 1, 2003, each of Dr. Muzyka and Messrs. Schnieders, Schofield, Wegner, Whitman, Fernandez, Clare and Holt were granted options to purchase 3,000 shares of Common Stock at an exercise price of $11.28. The options have a 10-year term and vest on July 1, 2004. On February 2, 2004, each of Dr. Muzyka and Messrs. Schnieders, Schofield, Wegner, Whitman, Fernandez, Clare and Holt were granted options to purchase 5,000 shares of Common Stock at an exercise price of $15.375. The options have a 10-year term and vest on February 2, 2005.

On March 27, 2003, the Board of Directors adopted stock ownership guidelines for the outside directors. Under the guidelines, each outside director is expected to own shares of Common Stock with an aggregate value of three times the Annual Retainer within five years. Any outside directors appointed or elected in the future will be encouraged to meet these guidelines within five years of their appointment or election to the Board of Directors.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On June 12, 2003, the Carlyle Investors converted all of the Company’s outstanding shares of Series D Redeemable Preferred Stock into 11,100,878 shares of Common Stock, following a reduction by the Board of Directors of the conversion price of the Series D Redeemable Preferred Stock from $5.80 per share to approximately $4.62 per share. The shares of Common Stock issued to the Carlyle Investors as a result of the conversion represented approximately 36% of the Company’s outstanding Common Stock at the time of the conversion.

Prior to the conversion, Peter J. Clare and Allan M. Holt, each a Managing Director of The Carlyle Group, held seats on the Board of Directors as designees of the holders of Series D Redeemable Preferred Stock and were reelected annually by the holders of Series D Redeemable Preferred Stock. As a result of the conversion, the contractual right of the holders of Series D Redeemable Preferred Stock to elect two members to the Board of Directors terminated.

Contemporaneous with the conversion, the Board of Directors increased the size of the Board of Directors by two members and appointed Mr. Clare to the class of directors with terms expiring at the Annual Meeting and Mr. Holt to the class of directors with terms expiring at the Company’s 2005 Annual Meeting of Stockholders. Mr. Clare serves as the Chairman of the Compensation Committee of the Board of Directors, and Mr. Holt serves as a member of the Nominating and Governance Committee of the Board of Directors.

In connection with the conversion in 2003, the Company entered into a new Investor Rights Agreement with the Carlyle Investors which provides the Carlyle Investors with certain rights regarding representation on the Board of Directors and delivery of financial information. The Company agreed to continue to nominate, elect or appoint, subject to applicable law and the Board of Directors’ fiduciary duties, two designees of the Carlyle Investors to the Board of Directors so long as the Carlyle Investors hold at least 10.0% of the Company’s outstanding Common Stock. Such designees are currently Messrs. Clare and Holt. If the Carlyle Investors hold less than 10.0% but at least 5.0% of the Company’s outstanding Common Stock, one of the Carlyle Investors will resign from the Board of Directors and the Board of Directors will continue to nominate, elect or appoint, subject to applicable law and the Board of Directors’ fiduciary duties, one designee of the Carlyle Investors. If the Carlyle Investors hold less than 5.0% but more than 3.5% of the Company’s outstanding Common Stock, the one remaining designee of the Carlyle Investors will resign and the Carlyle Investors will only have observer rights with respect to meetings of the Board of Directors and its committees, subject to certain restrictions. If the Carlyle Investors hold less than 3.5% of the Company’s outstanding Common Stock, their board observation rights will terminate. If the Company materially breaches the terms of the Investor Rights Agreement, the Company has agreed to increase the size of the Board of Directors by two members and nominate, elect or appoint two additional designees of the Carlyle Investors to the Board of Directors, until the earlier of (i) the breach being cured or (ii) the Carlyle Investors holding less than 10.0% of the Company’s outstanding Common Stock.

The Investor Rights Agreement also prohibits the Company from taking certain actions, including the following, without the prior written consent of the Carlyle Investors:

•	amending or waiving any provision of the Company’s Restated Certificate of Incorporation or Amended and Restated By-Laws in any manner adverse to the Carlyle Investors;

•	incurring more than $50.0 million in indebtedness in any 12-month period, except refinancing existing indebtedness;

•	authorizing or issuing capital stock that is senior to the Common Stock;

•	making specified payments and capital expenditures in excess of $50.0 million, except for certain inventory purchases;

•	entering into certain transactions with the Company’s affiliates; or

•	effecting any voluntary liquidation, dissolution or winding-up of the Company.

In addition, upon the occurrence of certain events, including if the Carlyle Investors or their affiliates hold less than 10.0% of the Company’s outstanding Common Stock, the rights of the Carlyle Investors under the Investor Rights Agreement will terminate, except as set forth above with respect to the Board of Directors.

The Carlyle Investors are subject to a Standstill Agreement that prohibits them or their affiliates from taking certain actions without the prior approval of the Board of Directors. The Standstill Agreement generally prohibits them from acquiring more than an additional 5.0% of the Common Stock, soliciting proxies, calling a meeting of stockholders, commencing a tender offer or making a proposal with respect to the acquisition of a substantial portion of the Company’s assets or a merger involving the Company. The Standstill Agreement terminates when the Carlyle Investors and their affiliates no longer own 15.0% or more of the Company’s outstanding Common Stock.

Pursuant to a Registration Rights Agreement, entered into in December 2001, the Company agreed to register certain securities owned by the Carlyle Investors and to indemnify the Carlyle Investors against certain liabilities related to the selling of Common Stock, including liabilities arising under the Securities Act of 1933, as amended (the “Securities Act”). Under the Registration Rights Agreement, the Company also agreed to pay the costs and fees of registering the shares of Common Stock (including the reimbursement of fees paid by the Carlyle Investors to counsel); however, the Carlyle Investors will pay any brokerage commissions, discounts or other expenses relating to the sale of the shares of Common Stock. In late 2003, the Carlyle Investors notified the Company of their election to exercise one of their demand registration rights under the Registration Rights Agreement.

On January 9, 2004, the Company filed a shelf registration statement on Form S-3, registering the offer and sale from time to time of (i) up to $200,000,000 of the Company’s securities described in the registration statement by the Company and (ii) up to 7,000,000 shares of the Common Stock by the Carlyle Investors. The Company filed an amendment to the registration statement on February 26, 2004 and, on March 8, 2004, the SEC declared the registration statement effective. On April 28, 2004, the Carlyle Investors sold 2,500,000 shares of Common Stock in an underwritten offering under this shelf registration statement. In addition, the Carlyle Investors granted the underwriter of this offering a 30-day option to purchase up to an additional 375,000 shares of Common Stock.

In March 2002, the Company entered into a Registration Rights Agreement (the “Mezzanine Registration Rights Agreement”) with the holders of the Company’s then outstanding mezzanine debt, including an affiliate of the Carlyle Investors (the “Mezzanine Investors”), pursuant to which the Company agreed to register the offer and sale of Common Stock acquirable by the Mezzanine Investors upon the exercise of warrants held by them and to indemnify the Mezzanine Investors against certain liabilities related to the selling of the Common Stock, including liabilities arising under the Securities Act. Under the Mezzanine Registration Rights Agreement, the Company also agreed to pay the costs and fees of registering the Common Stock (including the reimbursement of fees paid by the Mezzanine Investors to counsel); however, the Mezzanine Investors will pay any brokerage commissions, discounts or other expenses relating to the sale of the shares of common stock.

On May 1, 2002, the Company filed a shelf registration statement on Form S-3 on behalf of the Mezzanine Investors, registering the offer and sale from time to time of 1,750,000 shares of Common Stock. The Company filed amendments to the registration statement on July 19, 2002 and August 7, 2002, and on August 16, 2002, the SEC declared the registration statement effective.

Under the terms of the Mezzanine Registration Rights Agreement, the Company is required to use its commercially reasonable efforts to cause the registration statement to remain effective until the earlier of the date that (i) all of the shares of Common Stock registered under the Mezzanine Registration Rights Agreement are sold or (ii) the shares of Common Stock acquired by the Mezzanine Investors are eligible for resale pursuant to Rule 144(k) under the Securities Act.

Pursuant to the terms of certain of the above agreements, the Company is obligated to reimburse the Carlyle Investors and to otherwise pay certain fees and expenses incurred in connection with the transactions described in those agreements. During 2003, the Company reimbursed the Carlyle Investors or otherwise paid approximately $125,000 of such fees and expenses.

SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table presents information known to the Company about the beneficial ownership of Common Stock as of April 23, 2004 by (i) all persons and entities who the Company believes beneficially own 5% or more of the Company’s outstanding Common Stock (ii) each of the named executive officers of the Company; (iii) each director and nominee director of the Company and (iv) all of the directors and executive officers as of April 23, 2004 as a group. For purposes of this Proxy Statement, Paul E. Fulchino, Colin M. Cohen, Dan P. Komnenovich, Bruce Langsen and Jeffrey J. Murphy are referred to as the “named executive officers” of the Company.

The number and percentage of shares of Common Stock beneficially owned is determined under the rules of the SEC and is not necessarily indicative of beneficial ownership for any other purpose. Under these rules, beneficial ownership includes any shares of Common Stock for which a person has sole or shared voting power or investment power and also any shares of Common Stock underlying options, warrants or convertible securities that are exercisable or convertible by that person within 60 days of April 23, 2004.

The information regarding beneficial ownership of Common Stock by the entities who the Company believes beneficially own 5% or more of the outstanding Common Stock identified below is included in reliance on reports filed with the SEC by such entities, except that the percentage is based upon calculations made in reliance upon the number of shares of Common Stock reported to be beneficially owned by such entity in such report and the number of shares of Common Stock outstanding on April 23, 2004.

Unless otherwise indicated in the footnotes, each person or entity listed in the following table has sole voting power and investment power over the shares of Common Stock listed as beneficially owned by that person or entity. Percentage of beneficial ownership is based on 32,184,177 shares of Common Stock outstanding on April 23, 2004.

Unless otherwise indicated in the footnotes, the address for each executive officer and director is c/o Aviall, Inc., 2750 Regent Boulevard, DFW Airport, Texas 75261.

Name	Total Shares of Common Stock Beneficially Owned(1)	Percentage of Common Stock Beneficially Owned

Beneficial owners of 5% or more:
TCG Holdings, L.L.C.(2)(3)	11,363,378	35.0%
Stichting Pensioenfonds ABP(4)	1,655,500	5.1
Executive officers and directors:
Paul E. Fulchino(5)	877,586	2.7
Peter J. Clare(6)	1,951	*
Alberto F. Fernandez(7)	4,610	*
Allan M. Holt(8)	1,951	*
Donald R. Muzyka(9)	29,651	*
Richard J. Schnieders(10)	33,315	*
Jonathan M. Schofield(11)	15,692	*
Arthur E. Wegner(12)	18,508	*
Bruce N. Whitman(13)	90,315	*
Colin M. Cohen(14)	23,782
Dan P. Komnenovich(15)	145,037	*
Bruce Langsen(16)	249,924
Jeffrey J. Murphy(17)	257,111	*
All current directors and executive officers as a group (17 persons)	2,490,258	7.3

*	Less than one percent

(1)	Represents shares of Common Stock beneficially owned by such individuals, including shares beneficially owned pursuant to the Aviall, Inc. Employees’ Savings Plan and shares of restricted stock beneficially owned pursuant to the Directors Stock Plan.

(2)	TCG Holdings, L.L.C. and certain affiliates beneficially own 11,363,378 shares of Common Stock by virtue of their beneficial ownership of 11,100,878 shares of Common Stock and a warrant exercisable for 262,500 shares of Common Stock, consisting of (i) 9,499,027 shares of Common Stock owned of record by Carlyle Partners III, L.P., (ii) 801,146 shares of Common Stock owned of record by CP III Coinvestment, L.P., (iii) 554,504 shares of Common Stock and a warrant currently exercisable for 262,500 shares of Common Stock owned of record by Carlyle High Yield Partners, L.P. and (iv) 246,201 shares of Common Stock owned of record by Carlyle-Aviall Partners II, L.P. On April 28, 2004, TCG Holdings, L.L.C. and certain affiliates sold 2,500,000 shares of Common Stock beneficially owned by them in an underwritten offering and granted the underwriter of this offering a 30-day option to purchase up to an additional 375,000 shares of Common Stock. Assuming the underwriter does not exercise this option, TCG Holdings, L.L.C. and certain of its affiliates would beneficially own 8,863,378 shares of Common Stock by virtue of their beneficial ownership of 8,600,878 shares of Common Stock and a warrant exercisable for 262,500 shares of Common Stock, consisting of (i) 7,359,775 shares of Common Stock owned of record by Carlyle Partners III, L.P., (ii) 620,722 shares of Common Stock owned of record by CP III Coinvestment, L.P., (iii) 429,626 shares of Common Stock and a warrant currently exercisable for 262,500 shares of Common Stock owned of record by Carlyle High Yield Partners, L.P. and (iv) 190,755 shares of Common Stock owned of record by Carlyle-Aviall Partners II, L.P.

(3)	TC Group III, L.P. is the sole general partner of Carlyle Partners III, L.P., CP III Coinvestment, L.P. and Carlyle-Aviall Partners II, L.P. TC Group III, L.L.C. is the sole general partner of TC Group III, L.P. TCG High Yield, L.L.C. is the sole general partner of Carlyle High Yield Partners, L.P. TCG High Yield Holdings, L.L.C. is the sole managing member of TCG High Yield, L.L.C. TC Group, L.L.C. is the sole managing member of TC Group III, L.L.C. and TCG High Yield Holdings, L.L.C. TCG Holdings, L.L.C. is the sole managing member of TC Group, L.L.C. Accordingly, (i) TC Group III, L.P. and TC Group III, L.L.C. each may be deemed to be a beneficial owner of shares of Common Stock owned of record by each of Carlyle Partners III, L.P., CP III Coinvestment, L.P. and Carlyle-Aviall Partners II, L.P.; (ii) TCG High Yield, L.L.C. and TCG High Yield Holdings, L.L.C. each may be deemed to be a beneficial owner of shares of Common Stock owned of record by Carlyle High Yield Partners, L.P. and (iii) TC Group, L.L.C. and TCG Holdings, L.L.C. each may be deemed to be a beneficial owner of shares of Common Stock owned of record by each of Carlyle Partners III, L.P., CP III Coinvestment, L.P., Carlyle-Aviall Partners II, L.P. and Carlyle High Yield Partners, L.P. William E. Conway, Jr., Daniel A. D’Aniello and David M. Rubenstein are managing members of TCG Holdings, L.L.C. and, in such capacity, may be deemed to share beneficial ownership of shares of Common Stock beneficially owned by TCG Holdings, L.L.C. Such individuals expressly disclaim any such beneficial ownership. The principal address and principal offices of TCG Holdings, L.L.C. and certain affiliates is c/o The Carlyle Group, 1001 Pennsylvania Avenue, N.W., Suite 220 South, Washington, D.C. 20004-2505. Each of the foregoing entities reports to have sole voting and investment power over the shares of Common Stock reported to be beneficially owned by such entity.

(4)	The address of the principal offices of Stichting Pensioenfonds ABP is Oude Lindestraat 70, Postbus 2889, 6401 DL Heerlen, the Kingdom of the Netherlands. Stichting Pensioenfonds ABP reports to have sole voting and investment power over the shares of Common Stock reported to be beneficially owned by such entity.

(5)	Includes 49,613 shares of restricted Common Stock for which Mr. Fulchino has sole voting power and no investment power and 731,668 shares of Common Stock that may be acquired within 60 days of April 23, 2004, through the exercise of stock options.

(6)	The address of this person is c/o The Carlyle Group, 1001 Pennsylvania Avenue, N.W., Suite 220 South, Washington D.C. 20004-2505. The 1,951 shares are restricted Common Stock for which Mr. Clare has sole voting power and no investment power.

(7)	Includes 4,610 shares of restricted Common Stock for which Mr. Fernandez has sole voting power and no investment power.

(8)	The address of this person is c/o The Carlyle Group, 1001 Pennsylvania Avenue, N.W., Suite 220 South, Washington, D.C. 20004-2505. The 1,951 shares are restricted Common Stock for which Mr. Holt has sole voting power and no investment powers.

(9)	Includes 19,651 shares of restricted Common Stock for which Dr. Muzyka has sole voting power and no investment power and 9,000 shares of Common Stock that may be acquired within 60 days of April 23, 2004, through the exercise of stock options.

(10)	Includes 19,315 shares of restricted Common Stock for which Mr. Schnieders has sole voting power and no investment power and 9,000 shares of Common Stock that may be acquired within 60 days of April 23, 2004, through the exercise of stock options.

(11)	Includes 6,692 shares of restricted Common Stock for which Mr. Schofield has sole voting power and no investment power and 6,000 shares of Common Stock that may be acquired within 60 days of April 23, 2004, through the exercise of stock options.

(12)	Includes 9,508 shares of restricted Common Stock for which Mr. Wegner has sole voting power and no investment power and 9,000 shares of Common Stock that may be acquired within 60 days of April 23, 2004, through the exercise of stock options.

(13)	Includes 19,315 shares of restricted Common Stock for which Mr. Whitman has sole voting power and no investment power and 9,000 shares of Common Stock that may be acquired within 60 days of April 23, 2004, through the exercise of stock options.

(14)	Includes 6,622 shares of restricted Common Stock for which Mr. Cohen has sole voting power and no investment power and 17,160 shares of Common Stock that may be acquired within 60 days of April 23, 2004, through the exercise of stock options.

(15)	Includes 33,168 shares of restricted Common Stock for which Mr. Komnenovich has sole voting power and no investment power and 88,877 shares of Common Stock that may be acquired within 60 days of April 23, 2004, through the exercise of stock options.

(16)	Includes 19,906 shares of restricted Common Stock for which Mr. Langsen has sole voting power and no investment power and 216,401 shares of Common Stock that may be acquired within 60 days of April 23, 2004, through the exercise of stock options.

(17)	Includes 18,115 shares of Common Stock held jointly by Mr. Murphy and his spouse. Mr. Murphy has shared voting and investment power with respect to these shares. Also includes 19,560 shares of restricted Common Stock for which Mr. Murphy has sole voting power and no investment power and 202,890 shares of Common Stock that may be acquired within 60 days of April 23, 2004, through the exercise of stock options.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

Introduction

During 2003, the Compensation Committee had responsibility for the Company’s executive compensation practices and policies.

During 2003, the members of the Compensation Committee were, and currently are, Messrs. Clare (Chairman), Whitman and Schnieders, all of whom are outside directors and not officers or employees of the Company or its subsidiaries. The Board of Directors has determined that all members of the Compensation Committee in 2003 and the current members of the Compensation Committee meet the independence requirements of the New York Stock Exchange, the rules and regulations of the SEC and the Company’s Corporate Governance Guidelines.

With the exception of the Directors Stock Plan, the members of the Compensation Committee are not eligible to participate in the compensation plans or programs administered by the Compensation Committee.

This report regarding the Company’s compensation policies during fiscal year 2003 is being submitted by the members of the Compensation Committee.

Executive Pay Policy

The Company’s compensation programs are intended to attract, retain and motivate the key people necessary to lead the Company to achieve its strategic objective of increased stockholder value over the long-term, reflecting the Compensation Committee’s belief that executive compensation should seek to align the interests of the Company’s executives with those of its stockholders. The program utilizes three components: (a) base salary, (b) short-term incentives and (c) long-term compensation in the form of both stock options and restricted stock.

In establishing compensation, the Compensation Committee seeks to provide a mix of base salary and short and long-term incentive compensation that provides executives with a competitive total compensation package. The Compensation Committee sets compensation in this manner to ensure that the Company’s compensation practices do not competitively disadvantage the Company in its efforts to retain and attract key executives while maintaining its cost structure. During 2003, the Compensation Committee reviewed the Company’s compensation structure, including the mix of base salary, short-term and long-term incentive compensation.

Base Salary

Effective January 1, 2000, Paul E. Fulchino, was elected Chairman, President and Chief Executive Officer of the Company. In connection with his election to these positions, Mr. Fulchino entered into an employment agreement with the Company. See “Compensation of Executive Officers—Employment and Severance Arrangements—Employment Agreement.” Pursuant to the terms of his employment agreement and as determined by the Board of Directors, Mr. Fulchino’s minimum base salary for 2003 was $496,125.

Short-Term Incentive Program

Under the 2003 short-term incentive program, all executive officers, including Mr. Fulchino, were eligible to receive an aggregate bonus award of up to 120% of their base salary, subject to the Company or a specific business unit of the Company meeting specific EBIT and working capital objectives, other than Mr. Langsen, whose bonus award is based only on specific EBIT objectives. These bonus awards were payable two-thirds in cash and one-third in shares of restricted Common Stock. In January 2004, Mr. Fulchino was awarded a cash bonus of $288,082 and was granted 9,233 shares of restricted Common Stock. The shares of restricted Common Stock vest on the third anniversary of the grant date and are subject to the terms of the 1998 Stock Incentive Plan. In connection with the Compensation Committee’s review of total compensation, the bonus opportunities for all executive officers in 2004, including Mr. Fulchino, were set at 120% of base salary, and allocated two-thirds in cash and one-third in shares of restricted Common Stock.

Stock Options

During 2003, the 1998 Stock Incentive Plan was administered by the Board of Directors and the Compensation Committee. The 1998 Stock Incentive Plan is designed to provide incentive compensation to the Company’s executive officers and other key management personnel. The grants are long-term incentives for further performance, which are designed to align the interests of management with those of the Company’s stockholders.

Mr. Fulchino was granted options to purchase 110,000 shares of Common Stock in January 2003. At the same time, the Compensation Committee also approved stock option grants to the other executive officers and certain key employees. The number of options granted to a specific individual was dependent upon such individual’s potential for promotion based upon the individual’s current performance and such individual’s expected impact on the Company’s future performance. All options were granted at the fair market value at the time of grant. These options vest 33% on the first anniversary, 33% on the second anniversary, and 34% on the third anniversary of the date of grant.

Stock Ownership

Upon the Compensation and Nominating Committee’s recommendation in 1993, the Board of Directors approved voluntary executive stock ownership guidelines for the Company’s Chief Executive Officer, executive officers and certain other executives. The guidelines are intended to encourage executives to become substantial stockholders. Under the guidelines, the Company’s chief executive officer is expected to own shares of Common Stock with an aggregate value of three times his or her then-current base salary within five years of appointment to such position. Within such time period, all other executive officers are expected to own shares of Common Stock with a value of 1.5 times their base salary and the remaining executives are expected to own shares having a value of one-half times their annual base salary. During 2003, the Compensation Committee reviewed the progress of the Company’s executives against these guidelines, and during 2004, the Compensation Committee will continue this review.

The Compensation Committee periodically reviewed the potential impact of the $1.0 million deduction limitation on executive compensation for the top five executives which was implemented as part of the Omnibus Budget Reconciliation Act of 1993. Due, in part, to the Company’s existing net operating loss carryforward, the Compensation Committee believed that no action was necessary. During 2004, the Compensation Committee intends to continue to evaluate the Company’s potential exposure to the deduction limitation on an annual basis.

Submitted by the members of the Compensation Committee of the Board of Directors.

Peter J. Clare Chairman	Bruce N. Whitman	Richard J. Schnieders

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During 2003, the members of the Compensation Committee of the Board of Directors were Messrs. Clare (Chairman), Whitman and Schnieders. None of the members of the Compensation Committee was at any time during 2003, or at any other time, an officer or employee of the Company. No member of the Compensation Committee serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of the Company’s Board of Directors or the Compensation Committee. During 2003, no executive officer of the Company served as a director or member of a compensation committee of another entity that has one or more of its executive officers serving as a member of the Company’s Board of Directors or Compensation Committee.

COMPENSATION OF EXECUTIVE OFFICERS

Summary Compensation Table

The following table sets forth the annual and long-term compensation paid or accrued for the benefit of the named executive officers for services rendered to the Company during its last three fiscal years.

Name and Principal Position(s)	Year	Annual Compensation			Long-Term Compensation Awards		All Other Compensation(4)
					Restricted Stock Awards(2)	Securities Underlying Options(3)
		Salary	Bonus	Other Annual Compensation(1)
Paul E. Fulchino Chairman, President and Chief Executive Officer of Aviall, Inc.	2003 2002 2001	$512,481 472,500 467,308	$288,082 341,485 248,413	$952 797 797	$144,035 170,737 124,200	110,000 125,000 125,000	$9,209 8,455 3,083

Colin M. Cohen Vice President and Chief Financial Officer of Aviall, Inc.	2003 2002	249,231 31,385	144,296 29,814	12,951 —	72,134 14,905	12,000 40,000	42,855 —

Dan P. Komnenovich President and Chief Operating Officer of Aviall Services, Inc.	2003 2002 2001	314,645 290,125 286,635	180,830 219,253 180,035	— — —	90,402 109,625 90,014	40,000 45,000 55,000	6,195 5,268 805

Bruce Langsen President of Inventory Locator Service, LLC	2003 2002 2001	215,048 183,750 181,731	117,365 107,350 127,092	— — —	58,672 53,675 63,545	38,000 45,000 55,000	6,378 6,109 2,083

Jeffrey J. Murphy Senior Vice President of Law and Human Resources of Aviall, Inc.	2003 2002 2001	199,681 184,965 183,127	115,289 130,552 101,034	— — —	57,642 65,275 50,517	18,000 20,000 25,000	6,516 5,676 1,242

(1)	Includes amounts reimbursed for the payment of income taxes (i) related to insurance premiums paid by the Company in 2001, 2002 and 2003 and taxable to Mr. Fulchino and (ii) related to relocation expenses paid by the Company in 2003 and taxable to Mr. Cohen.

(2)	The grants of shares of restricted Common Stock in 2001, 2002 and 2003 were made pursuant to the Company’s annual incentive compensation program. That program provides for incentive compensation to be paid two-thirds in cash and one-third in shares of restricted Common Stock. The shares of restricted Common Stock vest on the third anniversary of the grant date. Recipients of shares of restricted Common Stock are entitled to receive any dividends paid thereon. The dollar amounts shown for 2003 were based upon a price of $15.60 per share, the closing market price of the shares on the New York Stock Exchange on January 28, 2004, the grant date. The dollar amounts shown for 2002 were based upon a price of $7.46 per share, the closing market price of the shares of Common Stock on the New York Stock Exchange on January 30, 2003, the grant date. The dollar amounts shown for 2001 were based upon a price of $7.10 per share, the closing market price of the shares of Common Stock on the New York Stock Exchange on January 29, 2002, the grant date. As of December 31, 2003, the aggregate number of shares of restricted Common Stock and their value (based upon a price of $15.51 per share, the closing market price of Common Stock on the New York Stock Exchange on December 31, 2003) held by each named executive officer were as follows: Mr. Fulchino, 61,853 shares of restricted Common Stock valued at $959,340; Mr. Cohen, 1,998 shares of restricted Common Stock valued at $30,989; Mr. Komnenovich, 34,703 shares of restricted Common Stock valued at $538,244; Mr. Langsen, 26,998 shares of restricted Common Stock valued at $418,739; and Mr. Murphy, 23,703 shares of restricted Common Stock valued at $367,634.

(3)	Grants of stock options vest 33% on the first anniversary, 33% on the second anniversary, and 34% on the third anniversary of the date of grant.

(4)	For 2003, this column represents (i) premiums for group term life insurance payments to each of the named executive officers in the following amounts: Mr. Fulchino, $2,947; Mr. Cohen, $484; Mr. Komnenovich, $1,195; Mr. Langsen, $1,406; and Mr. Murphy, $1,272, (ii) premiums for supplemental long-term disability insurance payments in the amount of $1,262 for Mr. Fulchino, (iii) contributions to the Aviall, Inc. Employees’ Savings Plan in the following amounts: Mr. Fulchino, $5,000; Mr. Cohen, $785; Mr. Komnenovich, $5,000; Mr. Langsen, $4,972; and Mr. Murphy, $5,000, (iv) premiums for compensatory split-dollar insurance payments in the amount of $244 for Mr. Murphy, (v) a transfer allowance in the amount of $20,000 for Mr. Cohen and (vi) relocation expenses in the amount of $21,586 for Mr. Cohen. For 2002, this column represents (i) premiums for group term life insurance payments to each of the named executive officers in the following amounts: Mr. Fulchino, $2,808; Mr. Komnenovich, $884; Mr. Langsen, $1,563; and Mr. Murphy, $1,388, (ii) premiums for supplemental long-term disability insurance payments in the amount of $1,056 for Mr. Fulchino, (iii) contributions to the Aviall, Inc. Employees’ Savings Plan in the following amounts: Mr. Fulchino, $4,591; Mr. Komnenovich, $4,384; Mr. Langsen, $4,546; and Mr. Murphy, $4,077 and (iv) premiums for compensatory split-dollar insurance payments in the amount of $211 for Mr. Murphy. For 2001, this column represents (i) premiums for group term life insurance payments to each of the named executive officers in the following amounts: Mr. Fulchino, $2,027; Mr. Komnenovich, $405; Mr. Langsen, $1,683; and Mr. Murphy, $656, (ii) premiums for supplemental long-term disability insurance payments in the amount of $1,056 for Mr. Fulchino, (iii) contributions to the Aviall, Inc. Employees’ Savings Plan in the amount of $400 for each named executive officer, other than Mr. Fulchino and Mr. Cohen, who were not eligible to participate in this plan in 2001 and (iv) premiums for compensatory split-dollar insurance payments in the amount of $186 for Mr. Murphy.

Employment and Severance Arrangements

Employment Agreement. The Company is a party to an employment agreement, as amended (the “Employment Agreement”), with Mr. Fulchino pursuant to which Mr. Fulchino serves as the Company’s Chairman, President and Chief Executive Officer. Under the Employment Agreement, Mr. Fulchino receives an annual base salary of at least $472,500 and is eligible to receive incentive compensation of not less than 100% of his base salary (although he is not guaranteed any specific amount of incentive compensation). Mr. Fulchino is also entitled to supplemental term life insurance of $900,000, supplemental disability insurance with long-term disability benefits equal to 60% of his base salary, and other employee benefits made generally available to the Company’s senior executives. The Employment Agreement expires on December 31, 2005. In the event of an involuntary termination of his employment (other than for Cause (as defined in the Employment Agreement) or his death or disability), Mr. Fulchino would receive severance pay in an amount equal to the greater of two times his then-current base salary or the base salary for the remainder of the term of the Employment Agreement. Pursuant to the Employment Agreement, on December 21, 1999, Mr. Fulchino was granted options to purchase 500,000 shares of Common Stock at an exercise price of $7.3125 per share, the fair market value of the Common Stock on the grant date. This option expires December 21, 2009, and the options are fully vested.

Severance Agreements. The Company has entered into an Amended and Restated Severance Agreement (a “Severance Agreement”) with each of its executive officers. The Severance Agreements become operative only upon a Change in Control (as defined in the Severance Agreements). The Severance Agreements provide that if, within a two-year period following a Change in Control (as defined in the Severance Agreements), the Company terminates the employment of such executive officer for reasons other than death, disability or Cause (as defined in the Severance Agreements), or the executive officer terminates employment with the Company for Good Reason (as defined in the Severance Agreements), the executive officer is entitled to receive a severance payment in an amount equal to a multiple of two or three (depending upon the terms of the particular Severance Agreement) times the sum of (i) such executive officer’s then-current base salary and (ii) an amount equal to the greater of such executive officer’s (1) incentive compensation for the current fiscal year (assuming the Company had reached target performance for that year) or (2) incentive compensation paid or payable to the executive for the most recently completed fiscal year. The executive officer is also entitled to continue to receive health and life insurance benefits for a period of one year following his or her termination upon a Change in Control (as defined in the Severance Agreements). The Severance Agreements further provide that if any amount payable thereunder or otherwise to the executive officer is determined to be an “excess parachute payment” under the Internal Revenue Code of 1986, as amended (the “Code”), such executive officer would be entitled to receive an additional payment (net of income taxes) equal to the excise tax imposed under the Code on such payment.

Severance Pay Plan. The Company maintains an Amended and Restated Severance Pay Plan (the “Severance Pay Plan”) for the benefit of all full-time employees, including executive officers. The Severance Pay Plan provides that if the Company terminates an eligible employee’s employment for any reason other than Cause (as defined in the Severance Pay Plan), the employee is entitled to receive severance pay in an amount determined in accordance with the terms of the Severance Pay Plan. For executive officers, the severance pay is an amount equal to a multiple of one or two (as the case may be) times the sum of (i) the executive’s then-current base salary and (ii) the greater of such executive officer’s (1) target incentive payment for the year in which his employment was terminated or (2) incentive payment for the most recently completed fiscal year. Payments under the Severance Pay Plan are made in installments (a one or two-year period for executive officers) unless the employee’s employment is terminated within one year following a Change in Control (as defined in the Severance Pay Plan). In that circumstance, the severance payment is made in a lump sum. The Severance Pay Plan provides that in the event that an employee is terminated under circumstances in which he or she is entitled to receive severance payment under any other written agreement (including the Employment Agreement and the Severance Agreements described in the preceding paragraphs), the employee is not entitled to receive the benefits intended to be provided under the Severance Pay Plan.

OPTION GRANTS IN 2003

The following table provides information regarding the grant of stock options to each of the named executive officers in 2003.

	Individual Grants				Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(2)
	Number of Securities Underlying Options Granted(1)	Percent of Total Options Granted to Employees in Fiscal 2003	Exercise Price per Share	Expiration Date

Name					5%	10%
Paul E. Fulchino	110,000	22.05%	$7.46	36,300 on 01/30/09 36,300 on 01/30/10 37,400 on 01/30/11	$92,097 110,242 133,212	$208,937 256,911 319,066

Colin M. Cohen	12,000	2.40%	$7.46	3,960 on 01/30/09 3,960 on 01/30/10 4,080 on 01/30/11	10,047 12,026 14,532	22,793 28,072 34,807

Dan P. Komnenovich	40,000	8.02%	$7.46	13,200 on 01/30/09 13,200 on 01/30/10 13,600 on 01/30/11	33,490 40,088 48,441	75,977 93,422 116,024

Bruce Langsen	38,000	7.61%	$7.46	12,540 on 01/30/09 12,540 on 01/30/10 12,920 on 01/30/11	31,815 38,084 46,019	72,178 88,751 110,223

Jeffrey J. Murphy	18,000	3.60%	$7.46	5,940 on 01/30/09 5,940 on 01/30/10 6,120 on 01/30/11	15,070 18,040 21,798	34,190 42,040 52,211

(1)	Each of the options shown in the table above vest 33% on the first anniversary, 33% on the second anniversary, and 34% on the third anniversary of the date of the grant. Of the options granted in 2003 for (i) Mr. Fulchino, 13,404 were incentive stock options and 96,596 were nonqualified stock options, (ii) Mr. Cohen, 4,080 were incentive stock options and 7,920 were nonqualified stock options, (iii) Mr. Komnenovich, 13,404 were incentive stock options and 26,596 were nonqualified stock options, (iv) Mr. Langsen, 12,920 were incentive stock options and 25,080 were nonqualified stock options and (v) Mr. Murphy, 12,133 were incentive stock options and 5,867 were nonqualified stock options.

(2)	The potential realizable value set forth in the table above illustrates the values that would be realized upon exercise of the option immediately prior to the expiration of its term, assuming the specified compounded rates of appreciation on the Common Stock over the term of the option. The use of the assumed 5% and 10% annual rates of stock price appreciation is established by the SEC and is not intended by the Company to forecast possible appreciation of the price of the shares of Common Stock.

AGGREGATED OPTION EXERCISES IN 2003

AND DECEMBER 31, 2003 OPTION VALUES

The following table provides information regarding the exercise of options by each of the named executive officers during 2003 and the number of unexercised options held at December 31, 2003 by each of the named executive officers.

	Shares Acquired On Exercise	Value Realized	Number of Securities Underlying Unexercised Options at December 31, 2003		Value of Unexercised In-the-Money Options at December 31, 2003(1)
Name			Exercisable	Unexercisable	Exercisable	Unexercisable
Paul E. Fulchino	12,132	$116,012	611,618	236,250	$5,101,668	$1,986,044
Colin M. Cohen	—	—	13,200	38,800	87,912	275,088
Dan P. Komnenovich	59,023	554,231	42,127	88,850	430,479	749,892
Bruce Langsen	44,540	367,897	192,850	86,850	890,042	733,792
Jeffrey J. Murphy	33,000	46,365	181,850	39,900	948,491	336,835

(1)	This value was based upon a per share price of $15.51, the closing price of the Common Stock on December 31, 2003, multiplied by the number of shares of Common Stock issuable upon exercise of these options.

RETIREMENT BENEFITS

The Company covers all employees who earn one year of eligibility service (as defined in the Aviall, Inc. Retirement Plan (the “Retirement Plan”)) and attain age 21, including executive officers, and two employees located internationally under the Retirement Plan. Benefits payable under the Retirement Plan are based on an employee’s career earnings with the Company and its subsidiaries. At normal retirement age of 65, a participant is entitled to a monthly pension benefit payable for life. The annual pension benefit, when paid in the form of a life annuity with no survivor’s benefits, is generally equal to the sum of 1.45% of the first $15,600 of Basic Compensation (as defined in the Retirement Plan), plus 1.85% of the portion of the Basic Compensation in excess of $15,600 during each such year while a participant in the Retirement Plan.

Benefits under the Retirement Plan vest at the earlier of the completion of five years of vesting service or upon reaching age 65. However, in the event of a Change of Control (as defined in the Retirement Plan) all employee-participants will be fully vested, and the term “accrued benefit” will include certain severance payments under the Severance Pay Plan and other severance payments under Change of Control severance agreements, and will also include the value of early retirement benefits for any employee-participant age 45 or above or with 10 or more years of service. These benefits are not subject to any reduction for Social Security benefits or other offset amounts. An employee’s pension benefits may be paid in certain alternative forms having actuarially equivalent values.

The maximum annual benefit under a qualified pension plan is currently $165,000 beginning at the Social Security retirement age, which is currently age 65. The maximum compensation and bonus that may be taken into account in determining annual retirement accruals is currently $205,000. The Company maintains a non-qualified, unfunded benefit plan, called the Aviall, Inc. Benefit Restoration Plan (the “Benefit Restoration Plan”), which covers those participants in the Retirement Plan, including those named below, whose benefits are reduced under the Code or other United States laws. A participant in the Benefit Restoration Plan who is vested in his or her benefits under the Retirement Plan is entitled to a benefit equal to the difference between (i) the amount of benefits that the participant would be entitled to under the Retirement Plan if no statutory reductions applied to such benefits and, if applicable, if Basic Compensation included the value of any restricted stock rights awarded to the participant under the Aviall, Inc. Bonus Plan; and (ii) the amount of benefits the participant is entitled to under the Retirement Plan and the Ryder System, Inc. Retirement Plan. Benefits under the Benefit Restoration Plan are paid in the same manner, as of the same date and subject to the same conditions as the benefits payable under the Retirement Plan. However, in the event of a Change of Control (as defined in the Retirement Plan), all participants will be fully vested for purposes of eligibility for benefits under the Benefit Restoration Plan, and the lump sum value of the benefits owing under the Benefit Restoration Plan (along with the amounts necessary to cover all federal income taxes owing on the benefits and these amounts) will be paid immediately to the participant.

The following table sets forth the combined estimated annual pension benefits under the Retirement Plan and the Benefit Restoration Plan to each named executive officer (in the form of a single life annuity), based on the amounts set forth in the “Salary” column of the Summary Compensation Table plus historical bonus and historical restricted stock grants. These amounts assume such executive officer remains continuously employed at current salary levels until retirement at the normal retirement date, which is the date on which such named executive officer reaches age 65. The table excludes possible future bonus amounts and future restricted stock grants because of the discretionary and variable nature of such compensation.

Name	Amount
Paul E. Fulchino	$125,057
Colin M. Cohen	54,985
Dan P. Komnenovich	117,480
Bruce Langsen	83,440
Jeffrey J. Murphy	88,951

The Company also maintains the Aviall, Inc. Supplemental Executive Retirement Income Plan (the “Executive Retirement Plan”) that further covers the current Chief Executive Officer of the Company, Mr. Fulchino (the “CEO”), and key officers of the Company designated by the Board of Directors as eligible to participate in the Executive Retirement Plan. The named executive officers are currently eligible to participate in the Executive Retirement Plan.

Monthly benefits payable under the Executive Retirement Plan are equal to (i) two percent (2%), or three percent (3%) in the case of the CEO, of the participant’s average monthly rate of compensation for three successive calendar years, out of the six previously completed calendar years, that give the highest average monthly rate of compensation, multiplied by (ii) the participant’s number of years of Credited Service (as defined in the Executive Retirement Plan), not to exceed 25 years, or in the case of the CEO, 16 2/3 years, less (iii) the sum of the participant’s monthly benefits under the Retirement Plan, the Benefit Restoration Plan, the Ryder System, Inc. Retirement Plan and Social Security. The CEO’s years of Credited Service is equal to two times his actual number of years of service with the Company, but in no event shall it exceed 16 2/3 years.

A participant is entitled to the monthly benefits as described above upon retirement at the age of 65 or later. A participant is also entitled to monthly benefits (based upon compensation and Credited Service to date) upon retirement at an earlier age, upon disability, or upon other employment termination after being “vested” in all or a portion of his or her benefits based on completed Years of Vesting Service (as defined in the Executive Retirement Plan). The CEO’s Years of Vesting Service is equal to two times his years of vesting service under the Retirement Plan. A participant who has five or more Years of Vesting Service but less than ten Years of Vesting Service will be vested in 75% of his or her benefits, and a participant with ten or more Years of Vesting Service will be vested in 100% of his or her benefits. If a participant is terminated for Cause (as defined in the Executive Retirement Plan), he or she will not be vested in any benefits, regardless of his or her Years of Vesting Service. In addition, a participant’s surviving spouse is entitled to death benefits upon a participant’s death before benefits otherwise commence. A participant’s benefits may be paid in the same manner and form, as of the same date and subject to the same conditions as the benefits payable under the Retirement Plan.

In the event of a Change of Control (as defined in the Retirement Plan) certain participants who, within three years of the Change of Control, are involuntarily terminated other than for Cause (as defined in the Executive Retirement Plan) or voluntarily terminate their employment, will (i) be fully vested in their benefits,

(ii) receive two additional years of Credited Service, or in the case of the CEO, four additional years of Credited Service and (iii) have two years added to their age for certain early retirement purposes. In addition, upon a Change of Control, the Company must establish a trust or other funding arrangement that is subject to the claims of the Company’s general creditors for the purpose of funding the benefits payable under the Executive Retirement Plan. The Company also must contribute to the trust the amount necessary to fund 100% of the then-present value of the benefits payable under the Executive Retirement Plan to the participants when they reach age 65.

The following table sets forth, for the final average yearly compensation and years of credited service indicated, the total annual retirement benefits payable under the Executive Retirement Plan, the Retirement Plan, the Benefit Restoration Plan and the Ryder System Inc. Retirement Plan upon retirement at age 65. These amounts also include benefits payable under Social Security. The amounts marked with an asterisk (*) are calculated based upon the three percent (3%) formula for the determination of the CEO’s benefits.

Pension Plan Table

Final Average Annual Compensation for Three-Year Period	Years of Credited Service
	15		20		25
$ 200,000	$60,000		$80,000		$100,000
250,000	75,000		100,000		125,000
300,000	90,000		120,000		150,000
400,000	120,000		160,000		200,000
500,000	150,000		200,000		250,000
600,000	180,000		240,000		300,000
700,000	210,000		280,000		350,000
800,000	360,000	*	400,000	*	400,000
900,000	405,000	*	450,000	*	450,000
1,000,000	450,000	*	500,000	*	500,000
1,500,000	675,000	*	750,000	*	750,000

A participant’s annual compensation generally includes the amounts set forth in the “Salary” and “Bonus” columns of the Summary Compensation Table, and so long as the participant does not terminate his or her employment voluntarily or is not terminated for Cause (as defined in the Executive Retirement Plan), also includes the value of restricted Common Stock that was awarded to a participant, or if the participant does terminate his or her employment voluntarily or is terminated for Cause (as defined in the Executive Retirement Plan), then the value of restricted Common Stock that was awarded and that has vested.

The estimated years of credited service under the Executive Retirement Plan as of December 31, 2003, for the persons named in the Summary Compensation Table are as follows: Mr. Fulchino, 8 years; Mr. Cohen, 1.1 years; Mr. Komnenovich, 15.1 years; Mr. Langsen, 10.5; and Mr. Murphy, 25 years. Pursuant to the terms of the Executive Retirement Plan, the years of credited service for Mr. Fulchino set forth above equal two times the actual number of years of his service.

The benefits as set forth in the table above are based on the benefits being payable in the form of a life only annuity with no survivor’s benefits; however, benefits will be payable under the Executive Retirement Plan in the form elected by the participant under the Retirement Plan which includes several optional forms of joint and survivor annuities and a ten years certain and life annuity.

STOCK PERFORMANCE GRAPH

The following graph compares the cumulative stockholder return on a share of Common Stock versus the cumulative total return on the Russell 2000 Stock Index, the S&P 500 Stock Index and the S&P 600 Aerospace & Defense Index. The Company has selected and included the Russell 2000 Stock Index because the Company is included within this index. The comparison assumes $100 was invested as of December 31, 1998 and all dividends were reinvested.

Total Shareholder Returns

The chart above was plotted using the following data:

Company/Index	31-Dec-98	31-Dec-99	31-Dec-00	31-Dec-01	31-Dec-02	31-Dec-03
Aviall, Inc.	$100.00	$69.68	$43.09	$64.26	$68.51	$132.00
S&P 500	100.00	121.04	110.02	96.95	75.52	97.18
S&P 600 Aerospace & Defense	100.00	55.67	59.10	54.79	44.24	54.29
Russell 2000	100.00	121.26	117.59	120.52	95.83	141.11

APPROVAL OF AN AMENDMENT

TO THE AVIALL, INC. AMENDED AND RESTATED 1998 DIRECTORS STOCK PLAN

(Proposal No. 2)

On March 30, 2004, the Board of Directors adopted, subject to approval by the Company’s stockholders, an amendment to the Directors Stock Plan. If the proposed amendment is approved by the Company’s stockholders at the Annual Meeting, the number of shares of Common Stock authorized for issuance under the Directors Stock Plan would increase by 150,000 shares.

As of April 23, 2004, 247,500 shares of Common Stock were authorized for issuance under the Directors Stock Plan, of which an aggregate of 219,203 shares have been issued or are issuable upon the exercise of outstanding options, leaving 28,297 shares currently available for issuance under the Directors Stock Plan. If the proposed amendment is approved by the Company’s stockholders, the shares of Common Stock authorized for issuance under the Directors Stock Plan will increase to 397,500 shares, leaving 178,297 shares currently available for issuance under the Directors Stock Plan.

The Board of Directors believes that it is in the best interests of the Company to attract and retain experienced and knowledgeable directors. The Directors Stock Plan is designed to provide an incentive to the Company’s directors and is intended to align their interests with those of the Company’s stockholders. In order for the Directors Stock Plan to continue to serve its purposes, the Board of Directors has determined that an increase in the number of shares of Common Stock authorized for issuance under the Directors Stock Plan is necessary and in the best interests of the Company’s stockholders.

Directors Stock Plan Summary

General. The Directors Stock Plan was approved by the Company’s stockholders at the 1998 Annual Meeting of Stockholders. The Directors Stock Plan affords the Company the ability to attract and retain persons of outstanding competence to serve as members of the Board of Directors of the Company and to provide a direct link between director compensation and stockholder value. The Directors Stock Plan permits the Board of Directors, at the eligible non-employee director’s election, to grant shares of Common Stock in lieu of payment of an annual retainer fee to the non-employee director and to grant options exercisable for shares of Common Stock (“Option Rights”) to a non-employee director who is eligible to participate in the Directors Stock Plan.

Shares of Common Stock Authorized for Issuance. Currently, the number of shares of Common Stock that may be granted under the Directors Stock Plan, in the form of shares of Common Stock or options exercisable for shares of Common Stock, may not exceed 247,500 shares of Common Stock (subject to adjustment as provided in the Directors Stock Plan). If the proposed amendment is approved by the Company’s stockholders, the number of shares of Common Stock that may be granted under the Directors Stock Plan, in the form of shares of Common Stock or options exercisable for shares of Common Stock, may not exceed 397,500 shares of Common Stock (subject to adjustment as provided in the Directors Stock Plan). Shares of Common Stock granted pursuant to the Directors Stock Plan may be either authorized, but unissued, shares, reacquired shares or both.

Eligibility. Members of the Board of Directors who are not employees of the Company or any of its subsidiaries at the time of a grant are eligible to participate in the Directors Stock Plan. A director who is an employee and who retires or resigns from employment with the Company or any of its subsidiaries, but remains a director, is eligible to participate in the Directors Stock Plan at the time of such termination of employment. A director who is eligible to participate in the Directors Stock Plan may elect to participate in the Directors Stock Plan and receive grants of Common Stock of the Company, in lieu of his annual retainer for service as a director of the Company, by delivering a written notice to such effect to the Board of Directors or to any committee authorized by the Board of Directors to administer the Directors Stock Plan. An election to participate in the Directors Stock Plan must be made at least six months prior to the date of any grant under the Directors Stock Plan and shall remain in effect until revoked in writing by the participating director. As of April 23, 2004, eight directors are eligible to receive awards under the Directors Stock Plan.

Stock Grants. Under the Directors Stock Plan, each eligible director that has elected to participate in the Directors Stock Plan shall receive an annual grant of shares of Common Stock on the first New York Stock Exchange trading day in February equal to the number of whole shares that can be purchased for $30,000 (referred to as the “Share Value”) based on the mean of the highest and the lowest sale price for the Common Stock on the grant date as reported on the New York Stock Exchange. The Share Value will automatically adjust to reflect increases or decreases in the annual retainer paid to the directors so that the current ratio between the annual retainer and the Share Value is maintained.

A director who receives a grant of shares of Common Stock pursuant to the Directors Stock Plan is entitled to receive dividends on, and to vote, such shares. A director’s ownership rights in such shares do not vest until eleven months after the date of grant, and then subject to the director’s continuous service on the Board of Directors during such eleven-month period. In addition, if the director leaves the Board of Directors prior to the end of the eleven-month period, or if his or her service during the eleven-month period is interrupted due to death or disability, the director will be vested in a pro rata number of such shares based upon the portion of the eleven-month period that had elapsed prior to the interruption of his service. In the event of a Change in Control (as defined in the Directors Stock Plan), all shares previously granted to participating directors shall immediately vest.

Any shares of Common Stock granted in lieu of receipt of the annual retainer may not be assigned, transferred, pledged, hypothecated or otherwise disposed of (i) before the shares have vested and (ii) until six months after the termination of the director’s service to the Board of Directors.

Option Rights. The Board of Directors may, from time to time and upon such terms and conditions as it may determine, grant Option Rights on the first New York Stock Exchange trading day in February to any director who is eligible to participate in the Directors Stock Plan. Each such grant must specify a purchase price per share, payable upon exercise, that is not less than the mean of the highest and the lowest sale price for the Common Stock on the grant date as reported on the New York Stock Exchange. Any grant of Option Rights shall expire not more than ten years from the date of grant. The Board of Directors cannot grant to any one eligible director Option Rights for more than 5,000 shares of Common Stock during any fiscal year.

Any grant of Option Rights shall be exercisable in full on the date or dates set forth in the agreement granting the Option Rights. Such exercise dates shall not be less than eleven months nor more than five years from the date of grant, so long as the director has served continuously as a director of the Company during such period. All outstanding non-vested Option Rights shall become exercisable in full immediately upon a Change in Control (as defined in the Directors Stock Plan).

In the event of the death or disability of the holder of any Option Rights, each then outstanding Option Right shall become exercisable in full and may be exercised at any time within one year after such death or disability, but in no event after the Option Rights have expired. In the event of the termination of service on the Board of Directors by a holder of Option Rights other than by death or disability, the then outstanding Option Rights of such holder may be exercised to the extent that they would be exercisable on the date that is eleven months and one day after the date of such termination and shall expire eleven months and one day after such termination, or on their stated expiration date, whichever occurs first.

The exercise price of any Option Rights is payable (i) in cash or by check acceptable to the Company; (ii) by the actual or constructive transfer to the Company of shares of Common Stock which are owned by the exercising director for a period of at least six months and having a value at the time of exercise equal to the total exercise price of such Option Rights; or (iii) by a combination of the foregoing payment methods. In addition, any grant of Option Rights may provide for deferred payment of the exercise price of the Option Right from the proceeds of sale through a bank or broker of some or all of the shares to which such exercise relates.

Administration and Amendments. The Directors Stock Plan is to be administered by the Board of Directors, except that the Board of Directors has the authority under the Directors Stock Plan to delegate any or all of its powers under the Directors Stock Plan to a duly authorized committee of the Board of Directors. Under the direction of the Board of Directors, the Compensation Committee is responsible for annually reviewing the terms of the Directors Stock Plan and, if necessary, recommending changes to the Directors Stock Plan to the Board of Directors.

The Board of Directors is authorized to interpret the Directors Stock Plan, to prescribe, amend and rescind any rules and regulations relating to the Directors Stock Plan, and to make all determinations necessary or advisable for the administration of the Directors Stock Plan. The Board of Directors may, from time to time, amend the Directors Stock Plan in any manner without further approval of the stockholders, except where so required by the terms of the Directors Stock Plan, applicable law or the rules and regulations of a national securities exchange.

Adjustments. The maximum number of shares of Common Stock reserved for grants under the Directors Stock Plan, the maximum number of shares of Common Stock that the Board of Directors can grant to any one eligible director during any fiscal year, the number of shares of Common Stock covered by outstanding Option Rights, and the exercise price and the kind of shares specified therein, are subject to adjustment by the Board of Directors to reflect any stock split, stock dividend, recapitalization, merger, consolidation, reorganization, combination or exchange of shares or similar event.

Plan Benefits

The Company cannot currently determine the number of shares of Common Stock subject to Option Rights that may be granted in the future to its directors under the Directors Stock Plan. The following table sets forth information with respect to the Option Rights granted to the Company’s directors (other than Mr. Fulchino who is not eligible to participate in the Directors Stock Plan) under the Directors Stock Plan as of April 23, 2004.

Name	Number of Shares Subject to Option Rights Granted Under The Directors Stock Plan
Peter J. Clare	8,000
Alberto F. Fernandez	8,000
Allan M. Holt	8,000
Donald R. Muzyka	17,000
Richard J. Schnieders	17,000
Jonathan M. Schofield	14,000
Arthur E. Wegner	17,000
Bruce N. Whitman	17,000

Federal Income Tax Consequences

The following is a brief summary of certain federal income tax consequences relating to the transactions described under the Directors Stock Plan as set forth below. This summary does not purport to address all aspects of federal income taxation and does not describe state, local, or foreign tax consequences. This discussion is based upon provisions of the Code, the regulations promulgated under the Code (the “Treasury Regulations”), and judicial and administrative interpretations under the Code and Treasury Regulations, all as in effect as of the date hereof, and all of which are subject to change (possibly on a retroactive basis) or different interpretation.

Tax Consequences to Participants

Common Stock Grants. The recipient of a grant of shares of Common Stock generally will be subject to tax at ordinary income rates on the excess, if any, of the fair market value of the shares of Common Stock at such time as the shares are no longer subject to forfeiture or restrictions on transfer for purposes of Section 83 of the Code (“Restrictions”), over the amount paid, if any, by the participant for such shares of Common Stock. However, a recipient may make an election under Section 83(b) of the Code within 30 days of the date of transfer of the shares of Common Stock to recognize ordinary income on the date of transfer of the shares of Common Stock equal to the excess of the fair market value of such shares (determined without regard to the Restrictions) over the purchase price, if any, of such shares. If an election under Section 83(b) of the Code has not been made, any dividends received with respect to shares of Common Stock prior to the time those shares are no longer subject to forfeiture or Restrictions generally will be treated as compensation that is taxable as ordinary income to the participant. At the time of sale of such shares, any gain or loss realized will be treated as either short-term or long-term capital gain (or loss) depending on the holding period. For purposes of determining any gain or loss realized, the recipient’s tax basis will be the amount previously taxable as ordinary income.

Option Rights. In general, no income will be recognized by an optionee at the time an Option Right is granted. At the time of exercise of an Option Right, ordinary income will be recognized by the optionee in an amount equal to the excess, if any, of the fair market value of the Common Stock on the date of exercise over the exercise price, if the Common Stock is unrestricted. The optionee’s tax basis for Common Stock acquired pursuant to the exercise of an Option Right will be equal to the exercise price paid for such Common Stock, plus any amounts included in the optionee’s income as compensation. At the time of sale of shares acquired pursuant to the exercise of an Option Right, any amount received in excess of the optionee’s tax basis for such shares will be treated as either short-term or long-term capital gain depending on the holding period. Such long-term capital gain may be eligible for reduced rates if applicable holding period requirements are satisfied. If the amount received is less than the optionee’s tax basis for such shares, the loss will be treated as short-term or long-term capital loss, depending on the holding period.

Tax Consequences to the Company

To the extent that a participant recognizes ordinary income in the circumstances described above, the Company will be entitled to a corresponding deduction provided that, among other things, the income meets the test of reasonableness, is an ordinary and necessary business expense and is not an “excess parachute payment” within the meaning of Section 280G of the Code.

Other Tax Matters

If a director’s rights under the Directors Stock Plan are accelerated as a result of a Change in Control and the director is a “disqualified individual” under Section 280G of the Code, the value of any such accelerated rights received by such director may be included in determining whether or not such director has received an “excess parachute payment” under Section 280G of the Code, which could result in (i) the imposition of a 20% federal excise tax (in addition to federal income tax) payable by the director on the value of such accelerated rights, and (ii) the loss by the Company of a compensation deduction.

Market Value of the Securities

The market value of the Common Stock is $17.57 per share, based on the closing price of the Common Stock on the New York Stock Exchange on April 23, 2004.

The Board of Directors recommends a vote FOR approval of the amendment to the Directors Stock Plan.

APPROVAL OF AN AMENDMENT

TO THE AVIALL, INC. 1998 STOCK INCENTIVE PLAN

(Proposal No. 3)

On March 30, 2004, the Board of Directors adopted, subject to approval by the Company’s stockholders, an amendment to the 1998 Stock Incentive Plan. If the proposed amendment is approved by the Company’s stockholders at the Annual Meeting, the number of shares of Common Stock authorized for issuance under the 1998 Stock Incentive Plan would increase by 1,350,000 shares. The proposed amendment also removes the restriction that no more than 20% of the shares available for issuance under the 1998 Stock Incentive Plan may be issued as Restricted Shares, Deferred Shares or Performance Shares, as such terms are defined in the 1998 Stock Incentive Plan.

As of April 23, 2004, 3,290,000 shares of Common Stock were authorized for issuance under the 1998 Stock Incentive Plan, of which an aggregate of 3,284,928 shares have been issued or are issuable upon the exercise of outstanding options, leaving 5,072 shares currently available for issuance under the 1998 Stock Incentive Plan. If the proposed amendment is approved by the Company’s stockholders, the shares of Common Stock authorized for issuance under the 1998 Stock Incentive Plan will increase to 4,640,000 shares, leaving 1,355,072 shares currently available for issuance under the 1998 Stock Incentive Plan.

The Board of Directors believes that it is in the best interests of the Company to attract and retain the services of experienced and knowledgeable employees. The 1998 Stock Incentive Plan is designed to provide an incentive to officers and other key employees of the Company and its subsidiaries and is intended to align their interests with those of the Company’s stockholders. In order for the 1998 Stock Incentive Plan to continue to serve its purposes, the Board of Directors has determined that an increase in the number of shares of Common Stock authorized for issuance under the 1998 Stock Incentive Plan and the removal of the 20% restriction on shares issued as Restricted Shares, Deferred Shares or Performance Shares are necessary and in the best interests of the Company’s stockholders.

The Company is submitting the amendment to the 1998 Stock Incentive Plan for stockholder approval because under Section 162(m) of the Code, stockholder approval is necessary for the Company to deduct certain payments made under the 1998 Stock Incentive Plan for federal income tax purposes. Section 162(m) of the Code imposes a $1 million limit on the deductibility of compensation paid to certain executive officers. However, if the amendment to the 1998 Stock Incentive Plan is approved by the Company’s stockholders, awards made under the 1998 Stock Incentive Plan from the increase in the number of shares pursuant to the proposed amendment will not count towards this $1 million limitation. The Company is also submitting the amendment to the 1998 Stock Incentive Plan for stockholder approval so that grants of stock options under the Plan based upon the increased number of shares pursuant to the proposed amendment may qualify as incentive stock options under the Code.

1998 Stock Incentive Plan Summary

General. The 1998 Stock Incentive Plan was approved by the Company’s stockholders at the Company’s 1998 Annual Meeting of Stockholders. The 1998 Stock Incentive Plan affords the Board of Directors and the Compensation Committee the ability to design management incentives that are responsive to the Company’s needs. The 1998 Stock Incentive Plan permits the grant of awards consisting of incentive and/or non-qualified stock options exercisable for shares of Common Stock (“Stock Options”), tandem and/or free-standing stock appreciation rights exercisable for cash, shares of Common Stock or any combination thereof (“Stock Appreciation Rights”), restricted shares of Common Stock (“Restricted Shares”), deferred shares of Common Stock (“Deferred Shares”), performance shares payable in cash, shares of Common Stock or any combination thereof (“Performance Shares”) and performance units payable in cash or shares of Common Stock (“Performance Units”).

Shares of Common Stock Authorized for Issuance. If the proposed amendment is approved by the Company’s stockholders, the number of shares of Common Stock that may be issued or transferred (a) upon the exercise of Stock Options, (b) upon the exercise of Stock Appreciation Rights, (c) as Restricted Shares, (d) as Deferred Shares, (e) in payment of Performance Shares or Performance Units that have been earned and (f) in payment of dividend equivalents paid with respect to eligible awards made under the 1998 Stock Incentive Plan may not exceed 4,640,000 shares of Common Stock (subject to adjustment as provided in the 1998 Stock Incentive Plan) plus any shares of Common Stock relating to awards that expire, are forfeited or are transferred as payment of the exercise price of Stock Options (other than incentive stock options) or in satisfaction of any withholding amounts payable upon exercise of Stock Options (other than incentive stock options).

The aggregate number of shares of Common Stock actually issued or transferred by the Company upon the exercise of incentive stock options may not exceed 4,640,000 shares of Common Stock if the proposed amendment is approved by the Company’s stockholders. Further, no participant may be granted a number of Stock Options and Stock Appreciation Rights in any calendar year which are, in the aggregate, exercisable for more than 300,000 shares of Common Stock (subject to adjustment as provided in the 1998 Stock Incentive Plan). In no event may a participant under the 1998 Stock Incentive Plan receive an award of Performance Shares or Performance Units in any calendar year which have an aggregate maximum value as of their respective dates of grant in excess of $400,000 (subject to adjustment as provided in the 1998 Stock Incentive Plan). Additionally, currently no more than 20% of the shares available for issuance under the 1998 Stock Incentive Plan may be issued as Restricted Shares, Deferred Shares or Performance Shares. This 20% restriction will be removed if the proposed amendment is approved by the Company’s stockholders.

Eligibility. Officers and key employees of the Company and its subsidiaries, as well as any person who has agreed to serve in any such capacity within 90 days of the date on which any award is granted, may be selected by the Board of Directors to receive awards under the 1998 Stock Incentive Plan. As of April 23, 2004, approximately 80 employees are eligible to receive awards under the 1998 Stock Incentive Plan.

Stock Options. Stock Options may be granted to a participant under the 1998 Stock Incentive Plan. Awards of Stock Options entitle a participant to purchase shares of Common Stock at an exercise price which is not less than the fair market value of such shares of Common Stock on the date such Stock Options are granted. A participant may pay the exercise price of Stock Options (a) in cash or by check acceptable to the Company on the date such Stock Options are exercised; (b) by the actual or constructive transfer to the Company of shares of Common Stock which are owned by the participant for a period of at least six months prior to the date of exercise and which have a fair market value on the date of exercise at least equal to the exercise price of such Stock Options; (c) if permitted by the Board of Directors on or after the date such Stock Options are granted, by the surrender of any other award (other than an award of incentive stock options) under the 1998 Stock Incentive Plan which has a fair market value on the date of exercise at least equal to the exercise price of such Stock Options or (d) a combination of the foregoing. Any grant of Stock Options may provide for deferred payment of the exercise price of such Stock Options from the proceeds of sale through a bank or broker of some or all of the shares of Common Stock to which the exercise relates.

The Board of Directors may, on or after the date of grant, provide for the payment of dividend equivalents in respect of Stock Options (other than incentive stock options) on a current, deferred or contingent basis or may provide that such equivalents be credited against the exercise price of such Stock Options.

No Stock Options shall be exercisable more than ten years after the date on which they were granted. Each grant must specify the period of continuous employment with the Company or any of its subsidiaries that is necessary before Stock Options will become exercisable and may provide for the earlier exercise of such Stock Options in the event of a Change in Control (as defined in the 1998 Stock Incentive Plan) or other similar transaction or event. Successive grants of Stock Options may be awarded to a participant whether or not Stock Options previously granted to such participant remain unexercised. The terms of any grant of Stock Options may set forth certain Management Objectives (as described in “Management Objectives” set forth below) which must be achieved as a condition to the exercise of such Stock Options.

Stock Appreciation Rights. A tandem Stock Appreciation Right is a right of a participant, exercisable by surrendering the related Stock Option, to receive from the Company an amount equal to 100%, or such lesser percentage as the Board of Directors may determine, of the spread between the exercise price of the related Stock Option and the trading price of shares of Common Stock at the close of business on the date of exercise. Tandem Stock Appreciation Rights may be granted at any time prior to the exercise or termination of the related non-qualified stock option, and must be granted, if at all, concurrently with the grant of the related incentive stock option. A free-standing Stock Appreciation Right is a right of a participant to receive from the Company an amount equal to 100%, or such lesser percentage as the Board of Directors may determine, of the spread between the exercise price of the free-standing Stock Appreciation Right and the trading price of shares of Common Stock at the close of business on the date of exercise.

Any grant of Stock Appreciation Rights may specify that any amount payable upon exercise of such rights may be paid to the participant in cash, shares of Common Stock or any combination of the foregoing, and such rights may either grant to the holder thereof or retain in the Board of Directors the right to elect among those alternatives. Any grant of Stock Appreciation Rights may also specify that such rights may be exercised only upon a Change in Control (as defined in the 1998 Stock Incentive Plan), or such grant may specify that such rights may be exercised earlier upon a Change in Control (as defined in the 1998 Stock Incentive Plan). Grants of Stock Appreciation Rights may provide for the payment of dividend equivalents in respect of such rights in cash, shares of Common Stock or any combination thereof on a current, deferred or contingent basis. Grants of Stock Appreciation Rights may also specify Management Objectives (as described in “Management Objectives” set forth below) that must be achieved as a condition to the exercise of such rights.

Restricted Shares. A grant of Restricted Shares involves the immediate transfer by the Company to a participant of ownership of a specific number of shares of Common Stock in consideration of such participant’s performance of services for the Company. Upon receipt of a grant of Restricted Shares, the participant is immediately entitled to voting, dividend and other ownership rights with respect to such shares, subject to the restrictions set forth in the 1998 Stock Incentive Plan. Transfers of Restricted Shares may be made without additional consideration or in consideration of a participant’s payment of an amount that is less than the trading price of the Common Stock at the close of business on the date of grant, as the Board of Directors may determine.

Restricted Shares awarded to a participant must be subject to a “substantial risk of forfeiture” within the meaning of Section 83 of the Code for a period of not less than one year commencing with the date of grant. For example, Restricted Shares would be subject to a substantial risk of forfeiture if such shares must be forfeited if the participant ceases to serve the Company as an officer or key employee during a specified period of time. To enforce these forfeiture provisions, any transfer of Restricted Shares will be prohibited or restricted in a manner and to the extent prescribed by the Board of Directors for the period of time during which the forfeiture provisions are in effect. The Board of Directors may provide for a shorter period of time during which the forfeiture provisions shall be effective in the event of a Change in Control (as defined in the 1998 Stock Incentive Plan).

Any grant of Restricted Shares may specify Management Objectives (as described in “Management Objectives” set forth below) which, if achieved, will result in the termination or early termination of the restrictions applicable to such shares. If a grant of Restricted Shares specifies Management Objectives, then such grant may also set forth a minimum acceptable level of achievement and a formula for determining the number of Restricted Shares for which restrictions will terminate if a participant’s performance meets or exceeds such minimum acceptable level, but nonetheless falls short of full achievement of the specified Management Objectives.

Deferred Shares. A grant of Deferred Shares constitutes an agreement by the Company to deliver shares of Common Stock to a participant in the future in consideration of the participant’s performance of services for the Company, subject to the participant’s fulfillment during the period of deferral of certain conditions which may be established by the Board of Directors. During the period of deferral applicable to the grant of Deferred Shares, the participant has no right to transfer any rights associated with such shares or to vote such shares. However, the Board of Directors may, on or after the date of grant of Deferred Shares, authorize the payment of dividend equivalents in respect of such shares on either a current or deferred or contingent basis, payable in either cash or additional shares of Common Stock. Awards of Deferred Shares may be made without additional consideration or in consideration of a participant’s payment of an amount that is less than the trading price of the Common Stock at the close of business on the date of grant.

Deferred Shares awarded to a participant must be subject to a period of deferral of not less than one year, as determined by the Board of Directors on the date of grant. The Board of Directors may provide for a shorter period of deferral in the event of a Change in Control (as defined in the 1998 Stock Incentive Stock Plan).

Performance Shares and Performance Units. A Performance Share is the equivalent of one share of Common Stock and a Performance Unit is the equivalent of $1.00. A participant may be granted any number of Performance Shares or Performance Units, provided that in no event may any participant receive an award of Performance Shares or Performance Units in any calendar year having an aggregate maximum value as of their respective dates of grant in excess of $400,000 (subject to adjustment as provided in the 1998 Stock Incentive Plan). In connection with a grant of Performance Shares or Performance Units, a participant will be given one or more Management Objectives (as described in “Management Objectives” set forth below) to meet within a specified performance period. The specified performance period shall not be less than one year, except that the Board of Directors may provide otherwise in the event of a Change in Control (as defined in the 1998 Stock Incentive Plan). Each grant of Performance Shares or Performance Units may also specify a minimum level of acceptable achievement and, if so, shall state a formula for determining the number of Performance Shares or Performance Units that will be earned if performance meets or exceeds such minimum acceptable level, but nonetheless falls short of full achievement of the specified Management Objectives. To the extent earned by a participant, Performance Shares or Performance Units will be paid to the participant at the time and in the manner determined by the Board of Directors, in cash or shares of Common Stock. A grant of Performance Shares or Performance Units may provide for the payment of dividend equivalents in respect of such shares or units in either cash or shares of Common Stock on a current, deferred or contingent basis.

Management Objectives. The 1998 Stock Incentive Plan requires the Board of Directors to establish measurable performance objectives (“Management Objectives”) for participants who receive grants of Performance Shares or Performance Units. If so determined by the Board of Directors, grants of Stock Options, Stock Appreciation Rights, Restricted Shares, Deferred Shares, and dividend credits may also specify Management Objectives. Management Objectives may be established in terms of either Company-wide objectives or objectives that are related to the performance of an individual participant or of the subsidiary, division, department, region or function within the Company or subsidiary in which the participant is employed. Management Objectives applicable to any award to a participant who is, or is determined by the Board of Directors likely to become, a “covered employee” under Section 162(m) of the Code, shall be limited to specified levels of or growth in (a) cash flow/net assets ratio; (b) debt/capital ratio; (c) return on total capital; (d) return on equity; (e) return on net assets; (f) earnings per share; (g) revenue; (h) total return to stockholders; (i) earnings before interest and taxes; or (j) earnings before interest, taxes, depreciation and amortization. Except where a modification would result in an award no longer qualifying as performance based compensation within the meaning of Section 162(m) of the Code, the Board of Directors may modify Management Objectives, in whole or in part, as the Board of Directors deems appropriate and equitable.

Administration and Amendments. The 1998 Stock Incentive Plan is to be administered by the Board of Directors, except that the Board of Directors has the authority under the 1998 Stock Incentive Plan to delegate any or all of its powers under the 1998 Stock Incentive Plan to a committee (or subcommittee thereof) consisting of not less than two directors. Under the direction of the Board of Directors, the Compensation Committee is responsible for annually reviewing the terms of the 1998 Stock Incentive Plan and, if necessary, recommending changes to the 1998 Stock Incentive Plan to the Board of Directors.

The Board of Directors is authorized to interpret the 1998 Stock Incentive Plan and related agreements and other documents. The Board of Directors may make awards to other officers and key employees under any combination of the various categories of awards that are authorized under the 1998 Stock Incentive Plan, or in its discretion, make no awards. The Board of Directors may amend the 1998 Stock Incentive Plan from time to time without further approval by the stockholders of the Company except where so required by the terms of the 1998 Stock Incentive Plan, applicable law or the rules and regulations of a national securities exchange. The Company reserves authority to offer similar or dissimilar benefits in plans that do not require stockholder approval.

The Board of Directors may provide for special terms for awards to participants who are foreign nationals or who are employed by the Company or any of its subsidiaries outside of the United States of America as the Board of Directors may consider necessary or appropriate to accommodate differences in local law, tax policy or custom.

Transferability. In general, no Stock Options, Stock Appreciation Rights or other derivative securities are transferable by a participant or his or her transferee, except upon death or by will or the laws of descent and distribution. However, awards (other than awards of incentive stock options) may be transferred without consideration to members of the participant’s immediate family, or to trusts the only beneficiaries of which, or to partnerships the only partners of which, are members of the participant’s immediate family. Any such transfer will require the participant to provide prior notice of the transfer to the Company and to accept any conditions imposed thereon by the Company or the Board of Directors. Except as otherwise determined by the Board of Directors, Stock Options and Stock Appreciation Rights are exercisable by a participant or his or her transferee, or either of their guardians or legal representatives, during the lifetime of the participant or his or her transferee.

The Board of Directors may specify on the date of grant of an award that all or a portion of the shares of Common Stock that (a) are to be issued or transferred by the Company (i) upon exercise of Stock Options or Stock Appreciation Rights, (ii) upon termination of the period of deferral applicable to Deferred Shares or (iii) in payment for amounts earned under Performance Shares or Performance Units or (b) are no longer subject to the substantial risk of forfeiture or any other restrictions on the transfer thereof, shall be subject to further restrictions on their sale or transfer.

Adjustments. The maximum number of shares of Common Stock that may be issued and delivered under the 1998 Stock Incentive Plan, the number of shares of Common Stock covered by outstanding Stock Options and Stock Appreciation Rights, and the prices per share applicable thereto, are subject to adjustment in the event of a stock dividend, stock split, combination of shares, recapitalization, merger, consolidation, spin-off, reorganization, liquidation, issuance of rights or warrants and similar events. In the event of any such transaction or event, the Board of Directors, in its discretion, may provide in substitution for any or all outstanding awards under the 1998 Stock Incentive Plan such alternative consideration as it, in good faith, may determine to be equitable in the circumstances and may require the surrender of all awards so replaced.

Federal Income Tax Consequences

The following is a brief summary of certain federal income tax consequences relating to the transactions described under the 1998 Stock Incentive Plan as set forth below. This summary does not purport to address all aspects of federal income taxation and does not describe state, local, or foreign tax consequences. This discussion is based upon provisions of the Code, the Treasury Regulations, and judicial and administrative interpretations under the Code and Treasury Regulations, all as in effect as of the date hereof, and all of which are subject to change (possibly on a retroactive basis) or different interpretation.

Tax Consequences to Participants

Non-Qualified Stock Options. In general, (a) no income will be recognized by an optionee at the time a non-qualified stock option is granted; and (b) at the time of exercise of a non-qualified stock option, ordinary income will be recognized by the optionee in an amount equal to the excess, if any, of the fair market value of the Common Stock on the date of exercise over the exercise price, if the Common Stock is unrestricted (see discussion below for the tax treatment of this transaction if restricted Common Stock is received upon the exercise of a non-qualified stock option). The optionee’s tax basis for Common Stock acquired pursuant to the exercise of a non-qualified stock option will be equal to the exercise price paid for such Common Stock, plus any amounts included in the optionee’s income as compensation. When the Common Stock acquired pursuant to the exercise of a non-qualified stock option is later sold, any amount received in excess of the optionee’s tax basis for such shares will be treated as either short-term or long-term capital gain depending on the holding period. If the amount received is less than the optionee’s tax basis for such shares, the loss will be treated as either short-term or long-term capital loss, depending on the holding period.

Incentive Stock Options. In general, no income will be recognized by an optionee upon the grant or exercise of an incentive stock option. However, to the extent that the fair market value (determined as of the date of grant) of the Common Stock with respect to which the optionee’s incentive stock options are exercisable for the first time during any year exceeds $100,000, the incentive stock options for the shares of Common Stock over $100,000 will be treated as non-qualified stock options, and not incentive stock options, for federal tax purposes, and the optionee will recognize income as if the incentive stock options were non-qualified stock options.

In addition to the foregoing, if the fair market value of the Common Stock received upon exercise of an incentive stock option exceeds the exercise price, then the excess may be deemed a tax preference adjustment for purposes of the federal alternative minimum tax calculation. The federal alternative minimum tax may produce significant tax repercussions depending upon the optionee’s particular tax status.

If Common Stock is issued to the optionee pursuant to the exercise of an incentive stock option, and if no disqualifying disposition of such Common Stock is made by such optionee within two years after the date of grant or within one year after the transfer of the Common Stock to the optionee, then upon sale of the Common Stock, the optionee will recognize a long-term capital gain or loss equal to the difference between the amount realized from the sale of the Common Stock and the optionee’s tax basis for the Common Stock.

If the Common Stock acquired upon the exercise of an incentive stock option is disposed of prior to the expiration of either holding period described above, the disposition will be a “disqualifying disposition.” If the amount received for the Common Stock is greater than the fair market value of the Common Stock on the exercise date, the optionee generally will recognize ordinary income in the year of disposition in an amount equal to the excess, if any, of the fair market value of such Common Stock at the time of exercise over the exercise price. The optionee’s basis in the Common Stock will be increased by an amount equal to the amount treated as ordinary income due to such disqualifying disposition. In addition, the amount received in such disqualifying disposition over the optionee’s increased basis in the Common Stock generally will be taxed as either short-term or long-term capital gain depending on the holding period. However, if the price received for the Common Stock acquired by exercise of an incentive stock option is less than the fair market value of the Common Stock on the exercise date and the disposition is a transaction in which the optionee sustains a loss which otherwise would be recognizable under the Code, then the amount of ordinary income that the optionee will recognize is the excess, if any, of the amount realized on the disqualifying disposition over the basis of the Common Stock.

Stock Appreciation Rights. No income will be recognized by a participant in connection with the grant of a tandem Stock Appreciation Right or a free-standing Stock Appreciation Right. When a Stock Appreciation Right is exercised, the participant normally will be required to recognize ordinary income in the year of exercise in an amount equal to the amount of cash received and the fair market value of any unrestricted shares of Common Stock received on the exercise.

Restricted Shares. The recipient of Restricted Shares generally will be subject to tax at ordinary income rates on the excess, if any, of the fair market value of the Restricted Shares at such time as the shares are no longer subject to forfeiture or restrictions on transfer for purposes of Section 83 of the Code (“Restrictions”), over the amount paid, if any, by the participant for such Restricted Shares. However, a recipient may make an election under Section 83(b) of the Code within 30 days of the date of transfer of the Restricted Shares to recognize ordinary income on the date of transfer of the Restricted Shares equal to the excess of the fair market value of such Restricted Shares (determined without regard to the Restrictions) over the purchase price, if any, of such Restricted Shares. If an election under Section 83(b) of the Code has not been made, any dividends received with respect to Restricted Shares generally will be treated as compensation that is taxable as ordinary income to the participant. At the time of sale of such Restricted Shares, any gain or loss realized will be treated as either short-term or long-term capital gain or loss depending on the holding period. For purposes of determining any gain or loss realized, the recipient’s tax basis will be the amount previously taxable as ordinary income.

Deferred Shares. No income generally will be recognized upon the award of Deferred Shares. The recipient of a Deferred Share award generally will be subject to tax at ordinary income rates on the excess, if any, of the fair market value of unrestricted shares of Common Stock on the date that such Common Stock is transferred to the participant under the award over the amount paid, if any, by the participant for such Deferred Shares. Any further gain or loss realized by the participant on the sale of the Common Stock generally will be taxed as short-term or long-term capital gain or loss depending on the holding period.

Performance Shares and Performance Units. No income generally will be recognized upon the grant of Performance Shares or Performance Units. Upon payment in respect of the earn-out of Performance Shares or Performance Units, the recipient generally will recognize ordinary income in the year of receipt in an amount equal to the amount of cash received and the fair market value of any unrestricted shares of Common Stock received. Any further gain or loss realized by the participant on the sale of the Common Stock generally will be taxed as short-term or long-term capital gain or loss depending on the holding period.

Special Rules Applicable to Officers and Directors. In limited circumstances where the sale of Common Stock received as a result of a grant or award could subject an officer or director to suit under Section 16(b) of the Securities Exchange Act of 1934, as amended, the tax consequences to the officer or director may differ from the tax consequences described above. In these circumstances, unless a special election under Section 83(b) of the Code has been made, the principal difference (in cases where the officer or director would otherwise be currently taxed upon his receipt of the Common Stock) usually will be to postpone valuation and taxation of the Common Stock received so long as the sale of the Common Stock received could subject the officer or director to suit under Section 16(b) of the Securities Exchange Act of 1934, but no longer than six months.

Federal Tax Withholding

Any ordinary income realized by a participant upon the exercise of a non-qualified stock option or upon receipt of Stock Appreciation Rights, Restricted Shares, Deferred Shares or Performance Units or Performance Shares is subject to withholding of federal, state and local income tax and to withholding of the participant’s share of tax under the Federal Insurance Contribution Act and the Federal Unemployment Tax Act.

Special Withholding Rules for Incentive Options Exercised During the Holding Period. According to Internal Revenue Service (“IRS”) Notice 2002-47, 2002-28 I.R.B. 97, the IRS’ current position is that it will not (1) assess FICA or FUTA taxes upon the exercise of an incentive stock option or the disposition of stock acquired by an employee pursuant to the exercise of an incentive stock option, and (2) will not treat the exercise of an incentive stock option, or the disposition of stock acquired by an employee pursuant to the exercise of an incentive stock option, as subject to federal income tax withholding. However, to the extent that a participant recognizes ordinary income due to the sale of Common Stock acquired by the exercise of an incentive stock option, the participant must include compensation in income relating to the disposition of Common Stock acquired by the exercise of an incentive stock option. In addition, the Company must report on Form W-2 any payment to an employee (or former employee) that is at least $600 in a calendar year, even if the payment is not subject to federal income tax withholding.

Tax Consequences to the Company or Subsidiary

To the extent that a participant recognizes ordinary income in the circumstances described above, the Company or subsidiary for which the participant performs services will be entitled to a corresponding deduction provided that, among other things, the income meets the test of reasonableness, is an ordinary and necessary business expense, is not an “excess parachute payment” within the meaning of Section 280G of the Code and is not disallowed by the $1 million limitation on certain executive compensation under Section 162(m) of the Code.

Other Tax Matters

If a participant’s rights under the 1998 Stock Incentive Plan are accelerated as a result of a Change in Control (as defined in the 1998 Stock Incentive Plan) and the participant is a “disqualified individual” under Section 280G of the Code, the value of any such accelerated rights received by such participant may be included in determining whether such participant has received an “excess parachute payment” under Section 280G of the Code, which could result in (i) the imposition of a 20% federal excise tax (in addition to federal income tax) payable by the participant on the value of such accelerated rights, and (ii) the loss by the Company of its compensation deduction.

Market Value of the Securities

The market value of the Common Stock is $17.57 per share, based on the closing price of the Common Stock on the New York Stock Exchange on April 23, 2004.

The Board of Directors recommends a vote FOR approval of the amendment to the 1998 Stock Incentive Plan.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth information as of December 31, 2003 with respect to compensation plans under which shares of Common Stock may be issued:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights		Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding securities reflected in the first column)
Equity compensation plans approved by security holders	2,764,059		$8.6994	579,154
Equity compensation plans not approved by security holders	500,000	(1)	$7.3125	—
Total	3,264,059		$8.4870	579,154

(1)	Pursuant to Mr. Fulchino’s employment agreement dated December 21, 1999, the Company granted options to Mr. Fulchino to purchase 500,000 shares of Common Stock at an exercise price of $7.3125 per share, the fair market value of the Common Stock on the date of grant. The option grant to Mr. Fulchino was not required to be, and was not, approved by the Company’s security holders. The option grant expires on December 21, 2009, and the options are fully vested.

AUDIT COMMITTEE REPORT

This report regarding the duties performed by the Audit Committee during the Company’s fiscal year ended December 31, 2003, is being submitted by the members of the Audit Committee during 2003. During 2003, the members of the Audit Committee were, and currently are, Messrs. Wegner (Chairman) and Fernandez and Dr. Muzyka, all of whom are outside directors and not officers or employees of the Company or its subsidiaries. The Board of Directors has determined that all members of the Audit Committee meet the independence and experience requirements of the New York Stock Exchange, the rules and regulations of the SEC and the Company’s Corporate Governance Guidelines.

The Audit Committee assists the Board of Directors in fulfilling its oversight responsibilities relating to the integrity of the Company’s financial statements, the Company’s compliance with legal and regulatory requirements, the independent auditor’s qualifications and independence and the performance of the Company’s internal audit function and independent auditor.

During 2003, the Audit Committee reviewed with the Company’s senior internal auditing executive the plans for, and the scope of, ongoing internal audit activities, as well as any recommendations made by PricewaterhouseCoopers LLP, the Company’s independent auditors, relating to the internal audit function. The Audit Committee also reviewed with the Company’s senior internal auditing executive the adequacy of the Company’s internal accounting controls and the policies, procedures and internal auditing function. The Audit Committee has discussed with the Company’s senior financial management the Company’s audited consolidated financial statements, including a discussion of the selection, application and disclosure of the Company’s critical accounting policies, as well as the reasonableness of significant judgments and the general clarity of disclosures in the Company’s audited consolidated financial statements. The Audit Committee received from the Company’s senior financial management representations that the Company’s audited consolidated financial statements have been prepared in conformity with generally accepted accounting principles, that the Company has not utilized special purpose entities for the purpose of facilitating off-balance sheet financing activities and that the Company has not engaged in related-party transactions that have not been adequately disclosed.

The Audit Committee has reviewed with PricewaterhouseCoopers LLP its plans for, and the scope of, its annual audit and other examinations. The Audit Committee has also discussed with PricewaterhouseCoopers LLP the matters required to be discussed by Statement on Auditing Standards No. 61, as amended by Statement on Auditing Standards No. 90 (Communications with Audit Committees). The Audit Committee has reviewed with PricewaterhouseCoopers LLP the Company’s audited consolidated financial statements, including a discussion of the selection, application and disclosure of the Company’s critical accounting policies, as well as the reasonableness of significant judgments and the general clarity of disclosures in the Company’s audited consolidated financial statements. The Audit Committee has confirmed with PricewaterhouseCoopers LLP that the audit of the Company’s consolidated financial statements has been performed in accordance with generally accepted auditing standards, that no material disagreements have occurred with the Company’s senior financial management, that, to its knowledge, the Company has not utilized special purpose entities for the purpose of facilitating off-balance sheet financing activities and that, to its knowledge, the Company has not engaged in related-party transactions that have not been adequately disclosed.

The Audit Committee has also discussed with PricewaterhouseCoopers LLP whether its provision of non-audit services has impaired its objectivity and independence in auditing the Company’s consolidated financial statements. Further, the Audit Committee has discussed with PricewaterhouseCoopers LLP whether it considers itself independent, and PricewaterhouseCoopers LLP has provided the Audit Committee with the letter and written disclosures required by Independence Standards Board No. 1 (Independence Discussions with Audit Committees). Based on these discussions and this letter, the Audit Committee has satisfied itself of the independence of PricewaterhouseCoopers LLP.

In reliance on the foregoing reviews and discussions, the representations of the Company’s senior financial management and the letter required by Independence Standards Board No. 1 (Independence Discussions with Audit Committees) provided by PricewaterhouseCoopers LLP, the Audit Committee has recommended to the Board of Directors that PricewaterhouseCoopers LLP be appointed as the Company’s independent auditors for its fiscal year ending December 31, 2004 and that the Company’s audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2003 for filing with the SEC.

Submitted by the members of the Audit Committee of the Board of Directors.

Arthur E. Wegner Chairman	Alberto F. Fernandez	Donald R. Muzyka

FEES BILLED TO AVIALL BY PRICEWATERHOUSECOOPERS LLP

Audit Fees. Fees for audit services totaled $540,654 in 2003 and $472,268 in 2002. Audit fees in 2003 include fees associated with the annual audit and the reviews of the Company’s quarterly reports on Form 10-Q and fees for statutory reports. Audit fees in 2002 include fees associated with the annual audit and the reviews of the Company’s quarterly reports on Form 10-Q.

Audit-Related Fees. Fees for audit-related services totaled $214,734 in 2003 and $157,371 in 2002. Audit-related fees in 2003 principally include fees associated with the offering of the Company’s 7 5/8% Senior Notes due 2011 and related exchange offer, the filing of the Company’s shelf registration statement, readiness for compliance with Section 404 of the Sarbanes-Oxley Act of 2002 and the audits of employee benefit plans. Audit-related fees in 2002 principally include fees associated with the audits of employee benefit plans and accounting consultations.

Tax Fees. Fees for tax compliance totaled $490,033 in 2003 and $485,714 in 2002. Fees for tax consulting and advisory services totaled $151,753 in 2003 and $154,841 in 2002.

All Other Fees. The Company was not billed for fees for any other services not described above in 2003. Fees for all other services not described above were $8,500 in 2002, principally including advisory services related to workers compensation.

Consistent with SEC policies regarding auditor independence, the Audit Committee has responsibility for appointing, setting compensation and overseeing the work of the independent auditor. In recognition of this responsibility, the Audit Committee pre-approves all audit and permissible non-audit services provided by the independent auditor.

The Audit Committee considered whether the provision of all other services by PricewaterhouseCoopers LLP is compatible with maintaining PricewaterhouseCoopers LLP’s independence with respect to the Company.

One or more representatives of PricewaterhouseCoopers LLP will be present at the Annual Meeting to answer your questions and will have the opportunity to make a statement.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s directors, executive officers and persons who are beneficial owners of more than 10% of the Common Stock to file with the SEC initial reports of ownership and reports of changes in ownership of shares of Common Stock beneficially owned by them. Directors, executive officers and beneficial owners of more than 10% of the Common Stock are also required to furnish the Company with copies of all Section 16(a) reports that they file with the SEC.

To the Company’s knowledge, no director, executive officer or greater than 10% beneficial owner of the Common Stock failed to timely file with the SEC one or more required reports on Form 3, 4 or 5, except as follows: Messrs. Clare, Holt and Muzyka, who each failed to timely file one Form 4 to report a grant of stock options; Messrs. Fernandez, Schnieders, Schofield and Wegner, who each failed to timely file one Form 4 to report simultaneous grants of restricted stock and stock options; Mr. Cohen, who failed to timely file one Form 4 to report a grant of restricted stock and three grants of stock options, all of which were granted on the same date; Messrs. Fulchino, Kienzle, Komnenovich, Lacik, Murphy and Quinn and Ms. Collier, who each failed to timely file one Form 4 to report a grant of restricted stock and four grants of stock options, all of which were granted on the same date; Mr. Whitman, who failed to timely file two Form 4s to report simultaneous grants of restricted stock and stock options and a purchase transaction; Mr. Langsen, who failed to timely file two Form 4s to report a grant of restricted stock and three grants of stock options, all of which were granted on the same date, and a sale transaction; and TCG Holdings, L.L.C., a Carlyle Investor, who failed to timely file one Form 4 to report a conversion transaction. The general counsel of the Company holds a power of attorney to prepare, execute and file SEC reports of changes in ownership of Common Stock on behalf of all of the Company’s directors and executive officers, except for Messrs. Clare and Holt, and such directors and executive officers relied on the general counsel of the Company to timely prepare, execute and file such reports.

ANNUAL REPORT

The Company’s Annual Report to Stockholders for the year ended December 31, 2003 is being mailed to stockholders of record on or about May 6, 2004, together with this Proxy Statement. Additional copies may be obtained by written request to the address indicated below. The Annual Report is not part of the proxy solicitation materials.

Upon the written request of any stockholder, the Company will furnish, without charge, a copy of its Annual Report on Form 10-K, as filed with the SEC. If you would like a copy of this Annual Report on Form 10-K, please send a written request to the Company at P.O. Box 619048, DFW Airport, Texas 75261, Attention: Shareholder Services or please call (972) 586-1000.

SUBMISSION OF STOCKHOLDER PROPOSALS FOR

THE COMPANY’S 2005 ANNUAL MEETING OF STOCKHOLDERS

Pursuant to regulations of the SEC, in order to be included in the Company’s Proxy Statement for its 2005 Annual Meeting of Stockholders, stockholder proposals must be received at the Company’s principal offices, 2750 Regent Boulevard, DFW Airport, Texas 75261, Attention: Secretary, no later than January 1, 2005 and must comply with additional requirements established by the SEC. In addition, the Company’s Amended and Restated By-Laws provide that any stockholder who desires either to bring a stockholder proposal before an annual meeting of stockholders or to present a nomination for director at an annual meeting of stockholders must give advance notice to the Secretary of the Company with respect to such proposal or nominee. The Company’s Amended and Restated By-Laws generally require that written notice be delivered to the Secretary of the Company at the Company’s principal offices not less than 70 days nor more than 90 days prior to the anniversary of the preceding year’s annual meeting of stockholders and contain certain information regarding the stockholder desiring to present a proposal or make a nomination and, in the case of a nomination, information regarding the proposed director nominee. For the 2005 Annual Meeting of Stockholders, the Secretary of the Company must receive written notice on or after March 20, 2005 and on or before April 9, 2005. A copy of the Company’s Amended and Restated By-Laws is available upon request from the Secretary of the Company.

AVIALL, INC.

Jeffrey J. Murphy Senior Vice President, Law and Human Resources, Secretary and General Counsel

Dallas, Texas

April 28, 2004

APPENDIX A

AMENDMENT NUMBER THREE

TO THE AVIALL, INC.

AMENDED AND RESTATED

1998 DIRECTORS STOCK PLAN

THIS AMENDMENT TO THE AVIALL, INC. AMENDED AND RESTATED 1998 DIRECTORS STOCK PLAN (this “Amendment”), dated as of June 18, 2004, is made and entered into by Aviall, Inc., a Delaware corporation (the “Company”). Terms used in this Amendment with initial capital letters that are not otherwise defined herein shall have the meanings ascribed to such terms in the Aviall, Inc. Amended and Restated 1998 Directors Stock Plan (the “Plan”).

RECITALS

WHEREAS, Section XI of the Plan provides that the Board of Directors of the Company (the “Board”) may not amend the Plan to increase the total number of shares of Common Stock that may be granted under the Plan without the approval of the Company’s stockholders; and

WHEREAS, the Board desires to amend the Plan to increase the aggregate number of shares of Common Stock that may be granted under the Plan as set forth in Paragraph B of Section III of the Plan; and

WHEREAS, the Board submitted the proposal to amend the Plan to the Company’s stockholders at the 2004 Annual Meeting of Stockholders; and

WHEREAS, the Company’s stockholders approved the proposal to amend the Plan to increase the aggregate number of shares of Common Stock;

NOW, THEREFORE, in accordance with Section XI of the Plan, the Company hereby amends the Plan as follows:

1.	Paragraph B of Section III of the Plan is hereby amended, effective June 18, 2004, by deleting said Paragraph in its entirety and substituting in lieu thereof the following:

B. Maximum Number of Shares That May Be Granted – There may be granted under the Plan an aggregate of not more than Three Hundred Ninety-Seven Thousand Five Hundred (397,500) shares of Common Stock, subject to adjustment as provided in Section IX hereof. Shares of Common Stock granted pursuant to the Plan may be either authorized, but unissued, shares or reacquired shares, or both.

2.	Except as expressly amended by this Amendment, the Plan shall continue in full force and effect in accordance with the provisions thereof.

* * * * *

IN WITNESS WHEREOF, the Company has caused this Amendment to be duly executed as of the date first written above.

AVIALL, INC.

By:

Name:	Jeffrey J. Murphy
Title:	Senior Vice President, Law & Human Resources, Secretary and General Counsel

A-1

APPENDIX B

AMENDMENT TO THE AVIALL, INC.

1998 STOCK INCENTIVE PLAN

THIS AMENDMENT TO THE AVIALL, INC. 1998 STOCK INCENTIVE PLAN (this “Amendment”), dated as of June 18, 2004, is made and entered into by Aviall, Inc., a Delaware corporation (the “Company”). Terms used in this Amendment with initial capital letters that are not otherwise defined herein shall have the meanings ascribed to such terms in the Aviall, Inc. 1998 Stock Incentive Plan (the “Plan”).

RECITALS

WHEREAS, Section 16 of the Plan provides that the Board of Directors of the Company (the “Board”) may amend the Plan at any time; and

WHEREAS, pursuant to that certain Amendment to the Aviall, Inc. 1998 Stock Incentive Plan dated as of June 7, 2001, a new Section 3(e) was added to the Plan limiting the number of shares that may be issued as Restricted Shares, Deferred Shares or Performance Shares under the Plan to twenty percent of the shares available for issuance under the Plan; and

WHEREAS, the Board desires to amend the Plan to (i) increase the aggregate number of Common Shares that may be issued or transferred under the Plan set forth in Section 3 of the Plan and (ii) delete Subsection 3(e); and

WHEREAS, the Board submitted the proposal to amend the Plan to the Company’s stockholders at the 2004 Annual Meeting of Stockholders; and

WHEREAS, the Company’s stockholders approved the proposal to amend the Plan to (i) increase the aggregate number of Common Shares that may be issued or transferred under the Plan and (ii) remove Subsection 3(e) of the Plan;

NOW, THEREFORE, in accordance with Section 16 of the Plan, the Company hereby amends the Plan as follows:

1.	Subsection 3(a) of the Plan is hereby amended, effective June 18, 2004, by deleting said Subsection in its entirety and substituting in lieu thereof the following:

(a) Subject to adjustment as provided in Section 3(b) and Section 10 of this Plan, the number of Common Shares that may be issued or transferred (i) upon the exercise of Option Rights or Appreciation Rights, (ii) as Restricted Shares and released from substantial risks of forfeiture thereof, (iii) as Deferred Shares, (iv) in payment of Performance Shares or Performance Units that have been earned, or (v) in payment of dividend equivalents paid with respect to awards made under the Plan shall not exceed in the aggregate 4,640,000 Common Shares, plus any shares described in Section 3(b). Such shares may be shares of original issuance or treasury shares or a combination of the foregoing.

2.	Subsection 3(c)(i) of the Plan is hereby amended, effective June 18, 2004, by deleting said Subsection in its entirety and substituting in lieu thereof the following:

(i) the aggregate number of Common Shares actually issued or transferred by the Company upon the exercise of Incentive Stock Options shall not exceed 4,640,000 Common Shares, and

B-1

3.	Subsection (3)(e) of the Plan is hereby deleted in its entirety, effective June 18, 2004.

4.	Except as expressly amended by this Amendment, the Plan shall continue in full force and effect in accordance with the provisions thereof.

* * * * *

IN WITNESS WHEREOF, the Company has caused this Amendment to be duly executed as of the date first written above.

AVIALL, INC.

By:

Name:	Jeffrey J. Murphy
Title:	Senior Vice President, Law & Human Resources, Secretary and General Counsel

B-2

2770-PS-04

THIS IS YOUR PROXY.

YOUR VOTE IS IMPORTANT.

Regardless of whether you plan to attend the Annual Meeting of Stockholders, you may be sure your shares are represented at the Annual Meeting by promptly returning your proxy in the enclosed envelope, or voting by telephone or the Internet by following the instructions on the reverse side.

DETACH HERE

PROXY

AVIALL, INC.

PLEASE DATE AND SIGN ON REVERSE SIDE AND RETURN IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

The undersigned acknowledge(s) receipt of the Proxy Statement of Aviall, Inc. relating to the 2004 Annual Meeting of Stockholders (the “Annual Meeting”) to be held at 11:00 a.m. (local time) on Friday, June 18, 2004, at the Four Seasons Resort and Club, 4150 N. McArthur Boulevard, Irving, Texas 75038, and hereby constitute(s) and appoint(s) Colin M. Cohen, Jacqueline K. Collier and Jeffrey J. Murphy, attorneys and proxies of the undersigned, with full power of substitution and resubstitution to each and with all the powers the undersigned would possess if personally present, to vote for and in the name and place of the undersigned all shares of Common Stock of Aviall, Inc. held or owned by the undersigned, or standing in the name of the undersigned, at the Annual Meeting, or any adjournment or postponement thereof, upon the matters referred to in the Proxy Statement for the Annual Meeting as stated below and on the reverse side. The proxies are further authorized to vote, in their discretion, upon such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof. A majority of said attorneys and proxies present and acting at the Annual Meeting (or if only one shall be present and act, then that one) shall have, and may exercise, all the powers of all said attorneys and proxies hereunder.

THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF AVIALL, INC. UNLESS OTHERWISE SPECIFIED ON THE REVERSE SIDE, THIS PROXY WILL BE VOTED FOR THE NOMINEES OF THE BOARD OF DIRECTORS LISTED ON THE REVERSE SIDE, FOR THE APPROVAL OF THE AMENDMENT TO THE AVIALL, INC. AMENDED AND RESTATED 1998 DIRECTORS STOCK PLAN AND FOR THE APPROVAL OF THE AMENDMENT TO THE AVIALL, INC. 1988 STOCK INCENTIVE PLAN. DISCRETIONARY AUTHORITY IS HEREBY CONFERRED AS TO ALL OTHER MATTERS THAT MAY COME BEFORE THE ANNUAL MEETING.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS NO. 1, 2 AND 3.

SEE REVERSE SIDE	CONTINUED AND TO BE SIGNED ON REVERSE SIDE	SEE REVERSE SIDE

AVIALL, INC.

C/O EQUISERVE TRUST COMPANY N.A.

P.O. BOX 8694

EDISON, NJ 08818-8694

Your vote is important. Please vote immediately.

Vote-by-Internet [Graphic of Computer]	OR	Vote-by-Telephone [Graphic of Telephone]
Log on to the Internet and go to http://www.eproxyvote.com/avl		Call toll-free 1-877-PRX-VOTE (1-877-779-8683)

If you vote over the Internet or by telephone, please do not mail your card.

DETACH HERE

☒	Please mark votes as in this example.

This Proxy when executed will be voted in the manner directed herein. If no direction is made, this Proxy will be voted FOR the election of the nominees of the Board of Directors, FOR Proposal No. 2 and FOR Proposal No. 3.

1.	Election of three Directors to serve until Aviall, Inc.’s 2007 Annual Meeting of Stockholders.

Nominees: (01) Donald R. Muzyka, (02) Jonathan M. Schofield and (03) Peter J. Clare

	FOR ALL NOMINEES ☐	☐	WITHHELD FROM ALL NOMINEES

☐

For all nominees except as noted above.

2.	Approval of the amendment to the Aviall, Inc. Amended and Restated 1998 Directors Stock Plan.		FOR ☐	AGAINST ☐	ABSTAIN ☐

3.	Approval of the amendment to the Aviall, Inc. 1998 Stock Incentive Plan.		FOR ☐	AGAINST ☐	ABSTAIN ☐

MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT ☐

IMPORTANT: Whether or not you expect to attend the meeting in person, please date, sign and return this proxy. Please sign exactly as your name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Signature:	Date:	Signature:	Date: